Exhibit 99.1 Merger Agreement
Agreement and Plan of Merger

by and among

CAPITAL GROWTH SYSTEMS, INC.

GLOBAL CAPACITY MERGER SUB, INC.

GLOBAL CAPACITY GROUP, INC.

JOHN ABRAHAM

and

DAVID P. WALSH

Dated as of October 6, 2006

Table of Contents

Page

ARTICLE I DEFINITIONS		1

ARTICLE II THE MERGER		10
2.1	The Merger	10
2.2	Effective Time	10
2.3	Effect of the Merger	11
2.4	Governing Documents	11
2.5	Directors and Officers	11
2.6	Conversion of Stock, Etc	11
2.7	Cancellation of Shares	12
2.8	Stock Options; Warrants	12
2.9	Adjustments to the Merger Consideration	12
2.10	Stock Adjustments	13
2.11	Taking of Necessary Action; Further Action	14

ARTICLE III CONSIDERATION; CLOSING		14
3.1	Consideration	14
3.2	Closing	14

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS AND GLOBAL CAPACITY		14
4.1	Organization and Qualification	15
4.2	Subsidiaries and Affiliates	15
4.3	Charter, By-Laws and Corporate Records	15
4.4	Authorization; Enforceability	15
4.5	No Violation or Conflict	15
4.6	Governmental Consents and Approvals	16
4.7	Capital Structure	16
4.8	Financial Statements	16
4.9	Conduct in the Ordinary Course; Absence of Changes	17
4.10	Real Property	17
4.11	Personal Property	18
4.12	Board Approval	19
4.13	Insurance	19
4.14	Permits	19
4.15	Taxes	20
4.16	Labor Matters	20
4.17	Employee Benefit Plans	22
4.18	Environmental Matters	23
4.19	Certain Interests	23

4.20	Litigation	23
4.21	Intellectual Property and Web Sites	24
4.22	Inventories	24
4.23	Receivables	24
4.24	Residency; Investment Sophistication; Backgrounds	24
4.25	Brokers	24
4.26	Contracts; Status of Contracts	24
4.27	No Undisclosed Liabilities	25

ARTICLE V REPRESENTATIONS AND WARRANTIES OF CAPITAL GROWTH AND GLOBAL CAPACITY MERGECO		25
5.1	Organization and Qualification	25
5.2	Capital Structure	26
5.3	Authorization; Enforceability	26
5.4	No Violation or Conflict	26
5.5	Governmental Consents and Approvals	27
5.6	Litigation	27
5.7	Interim Operations	27
5.8	Brokers	27
5.9	Board Approval	27
5.10	Working Capital	27

ARTICLE VI COVENANTS		28
6.1	Performance	28
6.2	Regulatory and Other Authorizations; Notices and Consents	28
6.3	Notification	28
6.4	Conduct of Business Pending Closing	29

ARTICLE VII EMPLOYMENT MATTERS AND MANAGEMENT OF THE SURVIVING CORPORATION POST-CLOSING		29
7.1	Employment Matters	29
7.2	Management of Surviving Corporation	30

ARTICLE VIII ADDITIONAL ASSIGNMENTS		30
8.1	Sale and Assignment of Intellectual Property	30
8.2	Sale and Assignment of All Internet Interests	30

ARTICLE IX CONTINGENT CONSIDERATION		30
9.1	Contingent Consideration	30
9.2	Restrictions on Disposition of Operating Assets	33
9.3	Continued Employment	33

ARTICLE X REGISTRATION RIGHTS		34
10.1	Transactions Shares	34

ARTICLE XI CONDITIONS PRECEDENT TO CLOSING		34
11.1	Conditions Precedent to the Obligations of the Parties	34

ARTICLE XII INDEMNIFICATION		36
12.1	Survival of Representations, Warranties and Covenants	36
12.2	Indemnification	36
12.3	Third Party Claim	38

ARTICLE XIII TERMINATION		38
13.1	Termination	38

ARTICLE XIV GUARANTY		38

ARTICLE XV TAX MATTERS		38
15.1	Tax Returns	38
15.2	Contest Provisions	39
15.3	Assistance and Cooperation	40
15.4	S Corporation	40

ARTICLE XVI MISCELLANEOUS		41
16.1	Notices	41
16.2	Entire Agreement	42
16.3	Binding Effect	42
16.4	Assignment	42
16.5	Modifications and Amendments	42
16.6	Waivers	42
16.7	No Third Party Beneficiary	42
16.8	Severability	42
16.9	Publicity	43
16.10	Governing Law	43
16.11	Counterparts; Facsimile Signatures	43
16.12	Headings	43
16.13	Expenses	43
16.14	Further Assurances	43
16.15	Waiver of Jury Trial	43
16.16	Incorporation by Reference	44
16.17	Attorney’s Fees and Expenses	44
16.18	Venue	44
16.19	Review of Schedules	44

EXHIBITS

Exhibit 2.2	Certificate of Merger
Exhibit 2.4(a)	Certificate of Formation
Exhibit 2.4(b)	Bylaws
Exhibit 2.5(a)	Directors of Surviving Corporation
Exhibit 11.1(k)	Opinion of Counsel to Global Capacity
Exhibit 11.1(l)	Opinion of Counsel to Capital Growth

SCHEDULES

Schedule 4.1	Organization and Qualification
Schedule 4.2	Equity or Ownership Interest in Other Persons
Schedule 4.3	Global Capacity Articles of Incorporation and Bylaws
Schedule 4.5	Violations or Conflicts
Schedule 4.6	Consents
Schedule 4.8	Financial Statements
Schedule 4.10(b)	Leased Real Property
Schedule 4.11	Personal Property
Schedule 4.13	Insurance
Schedule 4.14	Permits
Schedule 4.15	Taxes
Schedule 4.16	Labor Matters
Schedule 4.17	Employee Benefit Plans
Schedule 4.20	Global Capacity Litigation
Schedule 4.27	Undisclosed Liabilities
Schedule 4.30	Contracts
Schedule 5.6	Capital Growth Litigation
Schedule 8.2	Domain Names

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (the “Agreement”) is made and entered into as of October 6, 2006, by and among CAPITAL GROWTH SYSTEMS, INC., a Florida corporation (“Capital Growth”), GLOBAL CAPACITY MERGER SUB, INC., a Texas corporation and a wholly owned subsidiary of Capital Growth (“Global Capacity Mergeco”), GLOBAL CAPACITY GROUP, INC., a Texas corporation (“Global Capacity”), JOHN ABRAHAM (“Abraham”) and DAVID P. WALSH (“Walsh”), (Abraham and Walsh are hereinafter collectively referred to as the “Shareholders”). Capital Growth, Global Capacity Mergeco, Global Capacity, and the Shareholders are sometimes referred to herein each, individually, as a “Party” and, collectively, as the “Parties, under the following circumstances:”

RECITALS

A. Upon the terms and subject to the conditions set forth herein, Capital Growth desires to acquire all of the capital stock of Global Capacity in exchange for certain cash and stock consideration as set forth herein.

B. Capital Growth and Global Capacity have agreed to accomplish this transaction through a reverse triangular merger whereby Global Capacity Mergeco will merge with and into Global Capacity, and Global Capacity will be the surviving corporation (the “Merger”).

C. Each of the boards of directors of Capital Growth, Global Capacity Mergeco and Global Capacity have approved this Agreement, and prior to the Closing Date, the stockholders of Global Capacity and Global Capacity Mergeco will have approved this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants, representations and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

In addition to terms defined elsewhere in this Agreement, the following terms, when used in this Agreement, shall have the respective meanings set forth below:

“Action” means any claim, demand, action, cause of action, chose in action, right of recovery, right of set-off, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

“Affiliate” means, with respect to a specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes, with respect to the specified Person: (a) any other Person that beneficially owns or holds 10% or more of the outstanding voting securities or other securities convertible into voting securities of such Person, (b) any other Person of which the specified Person beneficially owns or holds 10% or more of the outstanding voting securities or other securities convertible into voting securities, or (c) any director, officer or employee of such Person.

“Annualized Cost of Circuits” means, with respect to a particular Measurement Month, (i) the Direct Costs for Circuits in place as of the applicable Measurement Month, less any Direct Costs of Excluded Circuits (see paragraph 9.2), multiplied by (ii) twelve (12).

“Annualized Gross Revenues” means an amount determined by multiplying (i) the Monthly Gross Revenues on all contracts for Circuits or Services in effect as of the last day of the applicable Measurement Month, less any revenues from Excluded Circuits for such Measurement Month by (ii) twelve (12).

“Annualized Gross Margin” shall mean, as of the applicable Measurement Month, Annualized Gross Revenues, less Annualized Cost of Circuits.

“Bankruptcy Event” means with respect to any Person: an assignment by such Person for the benefit of creditors or an admission in writing by such Person of an inability to pay its debts generally as they become due; the entry of an order, judgment or decree adjudicating such Person bankrupt or insolvent; the petition or application by such Person to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of such Person or of any substantial part of its assets; the commencement of any proceeding (or the entry of any order for relief) with respect to such Person or its debts under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or the filing of any such petition or application or the commencement of any such proceeding against such Person and either (i) such Person by any act indicates its approval thereof, consent thereto or acquiescence therein or (ii) such petition, application or proceeding is not dismissed within sixty (60) days.

“Borrowed Money” means money borrowed and outstanding from a commercial financial institution or other lender, but does not include lease obligations, Ordinary Course Accounts Payable or loans on automobiles used by the Shareholders.

“Business” means the business currently conducted by Global Capacity.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks are required or authorized to be closed in the city of Chicago, Illinois.

“Business Interests” means the ownership of up to (but not more than) one percent (1%) of any class of securities of an enterprise (but without otherwise participating, directly or indirectly, in the management or operations of such enterprise) if such securities are listed on any national or regional exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934.

“Capital Growth” means Capital Growth Systems, Inc., a Florida corporation.

“Capital Growth Common Stock” means the common stock, $.0001 par value per share, of Capital Growth.

“Cash Consideration” means the portion of the Merger Consideration to be paid to the Shareholders at Closing. The Cash Consideration shall be $5,000,000, subject to adjustments as set forth herein.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended through the date hereof and any regulations promulgated thereunder.

“Circuit” means a contractual commitment for providing network connectivity services, whether wireless, dark fiber, private line, shared use, point to point or through an I.P. protocol such as MPLS or similar packet services.

“Closing” shall mean the closing of the transactions contemplated by this Agreement.

“Closing Date” shall mean the day on which the Closing takes place.

“Closing Date Indebtedness” means the outstanding balance of all indebtedness for Borrowed Monies of Global Capacity as of the Closing Date, plus any accounts payable of Global Capacity as of the Closing Date that do not constitute Ordinary Course Accounts Payable.

“COBRA” means the provisions of Code section 4980B and Part 6 of Subtitle B of title I of ERISA.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commonly Controlled Entity” means any entity which is under common control with Global Capacity within the meaning of Section 414(b), (c), (m), (o) or (t) of the Code.

“Contract” means any contract, plan, undertaking, understanding, agreement, license, lease, note, mortgage or other binding commitment, whether written or oral, to which Global Capacity is a party and includes all contracts for the provision of Circuits or Services by Global Capacity.

“Copyrights” mean all copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by multinational treaties or conventions.

“Court” means any court or arbitration tribunal of the United States, any domestic state, or any foreign country, and any political subdivision thereof.

“Customer” means any Person that now or hereafter contracts for or otherwise purchases Circuits, Services or other products from Global Capacity.

“Database” means all data and other information recorded, stored, transmitted and retrieved in electronic form.

“Direct Costs” means the actual costs associated with a Circuit, but does not include any fees or expenses charged to Global Capacity by Capital Growth, whether related to administrative services, management or otherwise.

“Documents” means this Agreement together with the Articles of Merger, the Schedules and Exhibits hereto, and the other agreements, documents and instruments required or contemplated to be executed in connection herewith.

“EBITDA” means earnings before interest, taxes, depreciation and amortization, in each case, computed in accordance with GAAP.

“Excluded Circuits” means any of the following Circuits in place during the applicable Measurement Month: (i) any Circuit which, as of the date the contract for such Circuit was initiated, had a Termination Date of less than twelve (12) months; (ii) any Non-Recurring Installation Fees; (iii) any Circuit with a Customer that is the subject of a Bankruptcy Event as of the end of the applicable Measurement Month (or would then be the subject of such a Bankruptcy Event but for the passage of time, such as the 60-day period referenced in the definition of Bankruptcy Event); and (iv) any Circuit with a Customer that has any billings outstanding for 90 days or more as of the last day of the Measurement Month.

“Employee Plans” means all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock or other security option, stock or other security purchase, stock or other security appreciation rights, incentive, deferred compensation, retirement or supplemental retirement, severance, golden parachute, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, insurance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, which have ever been sponsored or maintained or entered into for the benefit of, or relating to, any present or former employee or director of Global Capacity, or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with Global Capacity, within the meaning of Section 414 of the Code (an “ERISA Affiliate”), whether or not such plan is terminated.

“Environmental Law” means any Law or Regulation pertaining to: (a) the protection of health, safety and the indoor or outdoor environment; (b) the conservation, management or use of natural resources and wildlife; (c) the protection or use of surface water and ground water; (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, emission, discharge, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Substance; or (e) pollution (including any emission, discharge or release to air, land, surface water and ground water of any material); and includes, without limitation, CERCLA and the Solid Waste Disposal Act, as amended, 42 U.S.C. § 6901 et seq.

“Environmental Permits” means all Permits required under any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“First Period Contingent Consideration” shall have the meaning specified in Section 9.1(a) of this Agreement.

“First Measurement Month” means the last full calendar month immediately preceding the second anniversary of the Closing Date.

“GAAP” means United States generally accepted accounting principles and practices in effect from time to time, consistently applied.

“Global Capacity” means Global Capacity Group, Inc. a Texas corporation.

“Global Capacity Common Stock” means the common stock, without par value, of Global Capacity.

“Global Capacity Mergeco” means Global Capacity Merger Sub, Inc., a Texas corporation.

“Governing Documents” shall mean the Certificate of Formation and Bylaws of the applicable entity.

“Governmental Authority” means any governmental or legislative agency or authority (other than a Court) of the United States, any domestic state, or any foreign country, and any political subdivision or agency thereof, and includes any authority having governmental or quasi-governmental powers, including any administrative agency or commission.

“Hardware” means all mainframes, midrange computers, personal computers, notebooks, servers, switches, printers, modems, drives, peripherals and any component of any of the foregoing.

“Hazardous Substance” means any Hazardous Substance, as defined in CERCLA, and any other chemical, compound, product, solid, gas, liquid, pollutant, contaminant or material which is regulated under any Environmental Law, and includes without limitation, asbestos or any substance containing asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof).

“HIPAA” means the provisions of the Code and ERISA enacted by the Health Insurance Portability and Accountability Act of 1996.

“Indebtedness” means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for Borrowed Money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the holder of such indebtedness in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss from any and all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

“Information System” means any combination of Hardware, Software and/or Database(s) employed primarily for the creation, manipulation, storage, retrieval, display and use of information in electronic form or media.

“Intellectual Property” means (a) inventions, whether or not patentable, whether or not reduced to practice or whether or not yet made the subject of a pending Patent application or applications, (b) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending Patent application or applications, (c) Patents, (d) Trademarks, (e) Copyrights, (f) Software, (g) trade secrets and confidential, technical or business information (including ideas, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (h) whether or not confidential, technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, Databases, Information Systems, pricing and cost information, business and marketing plans and customer and supplier lists and information, (i) copies and tangible embodiments of all the foregoing, in whatever form or medium, (j) all rights to obtain and rights to apply for Patents, and to register Trademarks and Copyrights, (k) all rights under the License Agreements and any licenses, registered user agreements, technology or materials, transfer agreements, and other agreements or instruments with respect to items in (a) to (j) above; and (l) all rights to sue and recover and retain damages and costs and attorneys’ fees for present and past infringement of any of the Intellectual Property rights hereinabove set out.

“Inventories” means all inventories, including, without limitation, merchandise, raw materials, work-in-process, finished goods, replacement parts, packaging, office supplies, maintenance supplies, computer parts and supplies and Hardware related to the Business maintained, held or stored by or for Global Capacity at any location whatsoever and any prepaid deposits for any of the same.

“IRS” shall mean the United States Internal Revenue Service.

“Knowledge” means (a) in the case an individual, knowledge of a particular fact or other matter if such individual is actually aware of such fact or other matter, and (b) in the case of a Person (other than an individual) such Person will be deemed to have Knowledge of a particular fact or other matter if either of the Shareholders has, or at any time had, Knowledge of such fact or other matter.

“Law” means all laws, statutes, ordinances and Regulations of any Governmental Authority including all decisions of Courts having the effect of law in each such jurisdiction.

“Leased Real Property” means the real property leased by Global Capacity as tenant, together with, to the extent leased by Global Capacity all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of Global Capacity attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Order, Liabilities for Taxes and those Liabilities arising under any Contract.

“Liens” means any mortgage, pledge, security interest, attachment, encumbrance, lien (statutory or otherwise), option, conditional sale agreement, right of first refusal, first offer, termination, participation or purchase, or charge of any kind (including any agreement to give any of the foregoing), provided, however, that the term “Lien” shall not include: (a) Liens for Taxes, assessments and charges of any Governmental Authority due and being contested in good faith and diligently by appropriate proceedings (and for the payment of which adequate provision has been made); (b) servitudes, easements, restrictions, rights-of-way and other similar rights in real property or any interest therein, provided the same are not of such nature as to materially adversely affect the use of the property subject thereto; (c) Liens for Taxes either not due and payable or due but for which notice of assessments has not been given; (d) undetermined or inchoate Liens, charges and privileges incidental to current construction or current operations and statutory Liens, charges, adverse claims, security interests or encumbrances of any nature whatsoever claimed or held by any Governmental Authority which have not at the time been filed or registered against the title to the asset or served upon Global Capacity pursuant to Law or which relate to obligations not due or delinquent; (e) assignments of insurance provided to landlords (or their mortgagees) pursuant to the terms of any lease, and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease; (f) security given in the ordinary course of the Business, as applicable, to any public utility, municipality or Government Authority in connection with the operations of the Business, as applicable, other than security for borrowed money; (g) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pension or other social security programs mandated under applicable Laws; and (h) restrictions on transfer of securities imposed by applicable state and federal securities Laws.

“Litigation” means any suit, action, arbitration, cause of action, claim, complaint, criminal prosecution, investigation, inquiry, demand letter, governmental or other administrative proceeding, whether at law or at equity, before or by any Court, Governmental Authority, arbitrator or other tribunal.

“Material Adverse Effect” means any circumstance, change in, or effect on, a Person or the business of such Person that, individually or in the aggregate with any other circumstances, changes in, or effects on, such Person or the business of such Person: (a) is, or could be, materially adverse to the business, operations, assets or Liabilities (including, without limitation, contingent Liabilities), employee relationships, customer or supplier relationships, results of operations or the condition (financial or otherwise) of such Person’s business; or (b) with respect to Global Capacity or the Business, could materially adversely affect the ability of the Surviving Corporation to operate or conduct the Business in the manner in which it is currently operated or conducted, or contemplated to be conducted.

“Measurement Month” means either the First Measurement Month or the Second Measurement Month, as the case may be.

“Merger Consideration” means the Cash Consideration, the First Contingent Consideration and the Second Contingent Consideration.

“Monthly Gross Revenues” means all revenues with respect to contracts for Circuits or Services earned by the Surviving Corporation in the applicable calendar month.

“Non-Recurring Installation Fees” means one time fees paid with respect to the installation of a Circuit.

“Option Agreement” means the letter agreement dated July 14, 2006 by and between Capital Growth and Global Capacity, as amended by letter agreement dated August [24], 2006.

“Option Deposit” means the $200,000 option fees paid by Capital Growth to Global Capacity in connection with the execution of the Option Agreement, including the initial $100,000 paid upon execution of the July 14, 2006 letter agreement and the additional $100,000 paid upon execution of the amendment thereto. The Option Deposit is fully earned and non-refundable, but shall be applied toward the Cash Consideration due at Closing.

“Order” shall mean any judgment, order, writ, injunction, ruling, stipulation, determination, award or decree of or by, or any settlement under the jurisdiction of, any Court or Governmental Authority.

“Ordinary Course Accounts Payable” means accounts payable of Global Capacity having a balance, as of the Closing Date, no greater than that historically maintained in the ordinary course of its business and, in any event, do not include any accounts payable that remain unpaid beyond sixty (60) days after the invoice date for such payable; provided, however, to the extent the aggregate amount of accounts payable that are over thirty (30) days exceeds $25,000, such excess amount shall not constitute Ordinary Course Accounts Payable.

“Owned Real Property” means the real property owned by Global Capacity, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of Global Capacity attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

“Patents” mean all national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications, including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations, and all rights therein provided by multinational treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application.

“Permits” means any licenses, permits, pending applications, consents, certificates, registrations, approvals and authorizations, including, without limitation, all registrations as an interexchange carrier.

“Person” means any natural person, corporation, limited liability company, unincorporated organization, partnership, association, joint stock company, joint venture, trust or any other entity.

“Real Property” means the Leased Real Property and the Owned Real Property.

“Receivables” means any and all accounts receivable, notes, book debts and other amounts due or accruing due to Global Capacity in connection with the Business whether or not in the ordinary course, together with any unpaid financing charges accrued thereon and the benefit of all security for such accounts, notes and debts.

“Regulation” means any rule or regulation of any Governmental Authority.

“Second Measurement Month” means the last full calendar month immediately preceding the third anniversary of the Closing Date.

“Second Period Contingent Consideration” shall have the meaning specified in Section 9.1(b) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Services” means the services provided by Global Capacity to or for the benefit of its Customers, including but not limited to, voice services and managed network services.

“Shareholders” means John Abraham and David P. Walsh, the sole shareholders of Global Capacity.

“Software” means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (d) the technology supporting any Internet site(s) operated by or on behalf of Global Capacity and (e) all documentation, including user manuals and training materials, relating to any of the foregoing.

“Subsidiary” or “Subsidiaries” means any other Person in which Global Capacity owns, directly or indirectly, more than 50% of the outstanding voting securities or other securities convertible into voting securities, or which may effectively be controlled, directly or indirectly, by Global Capacity.

“Tax” or “Taxes” means any and all federal, state, local, or foreign taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or other taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, disability, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs’ duties, tariffs, and similar charges, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority.

“Tax Returns” means returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with the IRS or any other Governmental Authority or other taxing authority or agency, domestic or foreign, including consolidated, combined and unitary tax returns.

“Termination Date” means the date upon which a Customer’s contractual obligation to obtain Circuits or Services from Global Capacity shall terminate.

“Trademarks” mean all trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States of America, and the Trademark Offices of other nations throughout the world, and all rights therein provided by multinational treaties or conventions.

“Transaction Shares” means the shares of Capital Growth Common Stock, if any, issued to the Shareholders as Second Period Contingent Consideration pursuant to Section 9.1(b), below.

“Web Sites” means all websites, domain names, and associated internet properties, rights, titles and interests in any way directly or indirectly used in or associated with the Business, including but not limited to those certain web sites and domain names set forth on Schedule 8.2, attached hereto.

ARTICLE II

THE MERGER

2.1  The Merger. At the Effective Time (as hereinafter defined), in accordance with the laws of the State of Texas and the terms and conditions of the Documents, Global Capacity Mergeco shall be merged with and into Global Capacity. Pursuant to the Merger, Global Capacity shall continue to exist as the surviving corporation and the separate corporate existence of Global Capacity Mergeco shall cease. From and after the Effective Time, the separate corporate existence of Global Capacity Mergeco shall cease and Global Capacity, as the surviving corporation in the Merger, shall continue its existence under the laws of the State of Texas as a wholly owned subsidiary of Capital Growth. Global Capacity, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.”

2.2  Effective Time. Subject to the provisions of this Agreement, on the Closing Date (as hereinafter defined) or as soon thereafter as is practicable, the Parties shall cause the Merger to become effective by executing and filing with the office of the Texas Secretary of State, in accordance with the Texas Business Organization Code, the Certificate of Merger, in the forms required pursuant to Section 10.152 of the Texas Business Organization Code (the “Texas Code”), which forms shall be prepared by counsel to Global Capacity and Capital Growth, and attached hereto as Exhibit 2.2 and made a part hereof (the “Certificate of Merger”), the date and time of such filings, or such later date and time as may be agreed upon by the Parties and specified therein, being hereinafter referred to as the “Effective Time.” The parties hereto shall use their best efforts to pre-clear the Merger with the Secretary of State of the State of Texas in order that on the Closing Date, the Certificate of Merger may be filed with the Secretary of State of the State of Texas and become effective upon filing.

2.3  Effect of the Merger. At the Effective Time, the Merger shall have the effect set forth in the Documents and in the applicable provisions of Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the assets, properties, rights, privileges, immunities, powers and franchises of Global Capacity and Global Capacity Mergeco shall vest in the Surviving Corporation, all of the debts, Liabilities and duties of Global Capacity and Global Capacity Mergeco shall become the debts, Liabilities and duties of the Surviving Corporation, and Capital Growth shall be bound to its obligations provided in Section 14 of this Agreement.

2.4  Governing Documents. From and after the Effective Time and without further action on the part of the Parties, the Certificate of Formation and other Governing Documents in the form attached hereto as Exhibit 2.4(a) and Exhibit 2.4(b), respectively shall be the Certificate of Formation and other Governing Documents of the Surviving Corporation until amended in accordance with the respective terms thereof.

2.5  Directors and Officers. The directors of the Surviving Corporation shall be those persons set forth on Exhibit 2.5, each to hold office in accordance with the Governing Documents of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s Governing Documents.

2.6  Conversion of Stock, Etc.

(a)  At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or the holders of the following securities: All of the shares of Global Capacity Common Stock, without par value (“Global Capacity Common Stock”) issued and outstanding immediately prior to the Effective Time and all legal or beneficial rights to participate in any fashion in the economic benefits of ownership of Global Capacity - other than any shares of Global Capacity Common Stock that are to be canceled and retired pursuant to Section 2.7, and other than any options, warrants and other contractual or other rights to purchase or otherwise acquire or convert into Global Capacity Common Stock that are to be canceled and retired pursuant to Section 2.8 - (“Global Capacity Shares”) shall be transferred in consideration for the right to receive, in the aggregate: (i) the Cash Consideration, (ii) the First Period Contingent Consideration, if any, and (iii) the Second Period Contingent Consideration, if any (the “Merger Consideration”). The Cash Consideration payable at Closing shall be reduced by the Option Deposit and the Closing Date Indebtedness. As of the Effective Time, all shares of Global Capacity Common Stock shall automatically be redeemed and canceled, and from and after the Effective Time, shall cease to exist, and each holder of a certificate that previously represented any such share of Global Capacity Common Stock (collectively, the “Global Capacity Certificates”) shall cease to have any rights with respect thereto other than the right to receive, if any, their portion of the Merger Consideration. The foregoing Merger Consideration shall be deemed to have been paid in full satisfaction of all rights pertaining to the Global Capacity Shares, and after the Effective Time, there shall be no further registration or transfers of Global Capacity Shares. If after the Effective Time, any Global Capacity Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 2.6. If any Global Capacity Certificates representing Global Capacity Shares shall have been lost, stolen or destroyed, Capital Growth shall pay the applicable Merger Consideration in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of such loss by the holder thereof. In addition to the affidavit, Capital Growth may in its discretion and as a condition precedent to the payment of the applicable Merger Consideration, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Capital Growth or the Surviving Corporation with respect to the certificates alleged to have been lost, stolen or destroyed. Notwithstanding anything to the contrary contained herein, the parties hereto agree that no portion of the First Period Contingent Consideration or the Second Period Contingent Consideration shall be paid at the Closing.

(b)  At the Effective Time, each share of Global Capacity Mergeco shall be converted into and exchanged for one (1) share of the Common Stock of the Surviving Corporation.

2.7  Cancellation of Shares. Immediately prior to the Effective Time, each share of Global Capacity Common Stock either held in Global Capacity’s’ treasury or owned by any direct or indirect wholly-owned subsidiary of Global Capacity immediately prior to the Effective Time, shall be canceled and extinguished without any conversion thereof or payment therefor.

2.8  Stock Options; Warrants. Prior to the Effective Time, all options, warrants and other contractual or other rights to purchase or otherwise acquire or convert into Global Capacity Common Stock, shall be cancelled, extinguished and terminated.

2.9  Adjustments to the Merger Consideration. Without limiting any other provision of this Agreement:

(a)  Not later than two (2) business days prior to the Closing, Capital Growth and Global Capacity shall jointly prepare a good faith estimate of the Closing Date Indebtedness, together with payoff letters from any relevant lenders with respect thereto. The Cash Consideration payable at Closing shall be reduced, on a dollar-for-dollar basis, by the amount of this good faith estimate of the Closing Date Indebtedness. Within sixty (60) days following the Closing Date, Capital Growth shall deliver to the Shareholders a certificate (the “Closing Certificate”), executed by the Chief Financial Officer of Capital Growth setting forth Capital Growth’s determination of the actual Closing Date Indebtedness, together with Capital Growth’s supporting documentation with respect thereto.

(b)  Within fifteen (15) days after delivery of the Closing Certificate and the supporting documentation described in Section 2.9(a) above, the Shareholders shall notify Capital Growth, in writing, if the Shareholders disagree with the determination of the Closing Date Indebtedness, and the failure to deliver such written notification within the required period of time shall constitute the Shareholders’ agreement to such determination.

(c)  If the Shareholders timely object to Capital Growth’s determination of the Closing Date Indebtedness and if the representatives of Capital Growth and of the Shareholders are unable to agree upon a final determination of the Closing Date Indebtedness within twenty (20) days after the date on which Capital Growth receives a Shareholder notification of disagreement, any Party may cause the determination of the Closing Date Indebtedness to be referred to Mann & Frankfort (the “Auditor”) by giving written notice to the other party and to the Auditor. The fees and disbursements of the Auditor will be borne fifty percent (50%) by Capital Growth and fifty percent (50%) by the Shareholder or Shareholders making the objection. The Auditor shall, within thirty (30) days following the date the matter is referred to it, make a determination as to the Closing Date Indebtedness and shall be instructed that such determination shall be (i) set forth in writing and signed by the Auditor, (ii) delivered to the Shareholders and Capital Growth as soon as practical after the disputes have been submitted to the Auditor, but not later than the thirtieth (30th) day after the Auditor is instructed to resolve the disputes, and (iii) made in accordance with this Agreement.

(d)  Any determination made by the Auditor pursuant to this Section 2.9 shall be final, binding and conclusive on the parties as of the date of delivery and may be enforced by any court of competent jurisdiction and shall not be subject to any dispute resolution provision if any, provided for in this Agreement.

(e)  If the firm described in Section 2.9(e) shall decline to act as the Auditor, the Parties shall retain Weinstein and Spira to act as Auditor and if such firm shall also decline to act as auditor, the parties shall seek to mutually agree upon a replacement Auditor. Failing such an agreement, the declining Auditor shall randomly select an Auditor by placing four names of the big four nationally recognized, independent public accounting firms (Ernst & Young, Deloitte, KPMG and PricewaterhouseCoopers) or a lesser number of names if any of the big four accounting firms is associated in any way with the declining Auditor or has had a material business relationship with Capital Growth or the Shareholders within a five (5) year period prior to the time of the selection hereunder, in a hat and randomly draw one of the names from the hat. The parties agree to execute, if requested by the Auditor, a reasonable engagement letter. Any replacement Auditor appointed pursuant to this paragraph shall be deemed the “Auditor” for all purposes.

(f)  If the actual amount of the Closing Date Indebtedness, as finally determined pursuant to this Section 2.9, is less than the estimated amount of the Closing Date Indebtedness, then Capital Growth shall pay the difference to the Shareholders, as additional Cash Consideration to be distributed in accordance with their respective percentage ownership interests in Global Capacity immediately prior to the Closing (a “Shareholder’s Percentage Interest”). If the amount of the estimated Closing Date Indebtedness is less than the actual Closing Date Indebtedness as determined pursuant this Section 2.9, the difference shall be paid by the Shareholders to Capital Growth in accordance with their respective Percentage Interests.

(g)  Payment of any sums required hereunder shall be made to the Party entitled to the same on the fifth (5th) business day following the date on which the period for objections has expired or, if any objections are asserted, on the fifth (5th) business day following the date upon which the procedures for resolutions of the objections, and any disputes arising therefrom, as set forth in this Section, have been completed.

2.10  Stock Adjustments. In the event any Stock Consideration is issued as part of the Second Period Contingent Consideration, the Stock Consideration shall be adjusted, at any time and from time to time prior to the date of issuance, to fully reflect the effect of any stock split, reverse split, stock dividend (including, without limitation, any dividend or distribution of securities convertible into Capital Growth Common Stock), reorganization, recapitalization or other like change with respect to Capital Growth Common Stock effective between the date of this Agreement and the issuance date for any Stock Consideration.

2.11  Taking of Necessary Action; Further Action. If, at any time and from time to time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest in the Surviving Corporation full right, title and possession of all properties, assets, rights, privileges, powers and franchises of Global Capacity, and Global Capacity Mergeco, the officers and directors of Global Capacity and the Surviving Corporation shall be and are fully authorized and directed, in the name of and on behalf of their respective corporations, to take, or cause to be taken, all such lawful and necessary action as is not inconsistent with this Agreement. Capital Growth shall cause Global Capacity Mergeco to perform all of its obligations relating to this Agreement and the transactions contemplated hereby.

ARTICLE III

CONSIDERATION; CLOSING

3.1  Consideration.

(a)  As consideration for the Merger, the Shareholders shall be entitled to receive the Merger Consideration as set forth in Section 2.6 hereof, as adjusted pursuant to Section 2.9 and Section 2.10 hereof and subject to the provisions of Article IX below for the First Period Contingent Consideration and the Second Period Contingent Consideration.

(b)  All certificates representing Capital Growth Common Stock issued pursuant to this Agreement, if any, shall bear a legend stating that such Capital Growth Common Stock has not been registered under the Securities Act, and may not be transferred or sold without such registration or an exemption therefrom.

3.2  Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Shefsky & Froelich Ltd., 111 E. Wacker Drive, Suite 2800, Chicago, Illinois, 60601 at 9:30 A.M. CST on October 16, 2006, or at such other place or time or on such other date as the Parties may agree upon in writing (the day on which the Closing takes place being the “Closing Date”).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF
THE SHAREHOLDERS AND GLOBAL CAPACITY

The Schedules attached hereto identify by Section and Subsection any exception to a representation or warranty in this Article IV. In order to induce Capital Growth to enter into this Agreement and to consummate the transactions contemplated hereby, the Shareholders and Global Capacity each hereby jointly and severally represent and warrant to Capital Growth as follows:

4.1  Organization and Qualification. Global Capacity is a corporation duly organized, validly existing and in good standing under the laws of State of Texas, and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions listed on Schedule 4.1, such jurisdictions being the only jurisdictions in which the failure to be so licensed or qualified would be reasonably likely to have a Material Adverse Effect on Global Capacity. All of the issued and outstanding shares of Global Capacity Common Stock were issued in compliance in all material respects with all applicable federal and state securities laws and are owned solely by the Shareholders.

4.2  Subsidiaries and Affiliates. Global Capacity does not have any Subsidiaries, and, except as described on Schedule 4.2, Global Capacity does not own, directly or indirectly, any equity or other ownership interests of any Person. Except as contemplated by this Agreement, Global Capacity has no obligation to purchase any interest, or make any investment, in any Person.

4.3  Charter, By-Laws and Corporate Records. True, correct and complete copies of each of (i) the Articles of Incorporation of Global Capacity as amended and in effect on the date hereof, and (ii) the By-Laws of Global Capacity as amended and in effect on the date hereof are attached hereto as Schedule 4.3. True, correct and complete copies of the minute books of Global Capacity, have been previously made available to Capital Growth. Such minute books contain complete and accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and stockholders of Global Capacity from the date of its incorporation to the date hereof.

4.4  Authorization; Enforceability. Global Capacity has the corporate power and authority to own, hold, lease and operate its respective properties and assets and to carry on its business as currently conducted. Global Capacity has the corporate power and authority to execute, deliver and perform this Agreement and the other Documents to which it is a party. The execution, delivery and performance of this Agreement and the other Documents to which Global Capacity, or any of the Shareholders is a party and the consummation of the transactions contemplated herein and therein have been duly authorized and approved by Global Capacity, and by each of the Shareholders, and no other action on the part of Global Capacity, or any of the Shareholders is necessary in order to give effect thereto. This Agreement and each of the other Documents to be executed and delivered by Global Capacity, and by each of the Shareholders, have been duly executed and delivered by, and constitute the legal, valid and binding obligations of, Global Capacity and each of the Shareholders, respectively, enforceable against Global Capacity and each of the Shareholders in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

4.5  No Violation or Conflict. Except as provided in Schedule 4.5, none of (a) the execution and delivery by Global Capacity, or any of the Shareholders of this Agreement and the other Documents to be executed and delivered by Global Capacity or any of the Shareholders, (b) the consummation by Global Capacity or any of the Shareholders of the transactions contemplated by this Agreement and the other Documents, or (c) the performance of this Agreement and the other Documents required by this Agreement to be executed and delivered by Global Capacity or any of the Shareholders at the Closing, will (1) conflict with or violate the Articles of Incorporation or By-Laws of Global Capacity, (2) conflict with or violate any Law, Order or Permit applicable to Global Capacity or the Shareholders, or by which any Global Capacity properties are bound or affected, or (3) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Global Capacity’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the properties or assets of Global Capacity pursuant to, any Contract, Permit or other instrument or obligation to which Global Capacity or any Global Capacity Subsidiary is a party or by which Global Capacity or its respective properties are bound or affected except, in the case of clause (2) or (3) above, for any such conflict, breach, violation, default or other occurrence that would not individually or in the aggregate, have a Material Adverse Effect on Global Capacity.

4.6  Governmental Consents and Approvals. Except for consents set forth on Schedule 4.6, the execution, delivery and performance of this Agreement and the other Documents by Global Capacity and the Shareholders do not and will not require any consent, approval, authorization, Permit or other order of, action by, filing with or notification to, any Governmental Authority.

4.7  Capital Structure. The authorized capital stock of Global Capacity consists of 100,000 shares of Global Capacity Common Stock. As of the date hereof, 1,000 shares of Global Capacity Common Stock are issued and outstanding, all of which are owned solely by the Shareholders free and clear of all Liens, and no shares of Global Capacity Common Stock are held in treasury. Except as described above, there will be no shares of voting or non-voting capital stock, equity interests or other securities of Global Capacity authorized, issued, reserved for issuance or otherwise outstanding at the Closing. All of the outstanding shares of Global Capacity Common Stock are duly authorized, validly issued, fully paid and non-assessable, and not subject to, or issued in violation of, any kind of preemptive, subscription or any kind of similar rights. There are no bonds, debentures, notes or other Indebtedness of Global Capacity having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of Global Capacity may vote. There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which Global Capacity is a party or bound obligating Global Capacity to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Global Capacity or obligating Global Capacity to issue, grant, extend or enter into any agreement to issue, grant or extend any security, option, warrant, call, right, commitment, agreement, arrangement or undertaking that will survive the Closing. There are no outstanding contractual obligations of Global Capacity to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) or other security or equity interest of Global Capacity which will survive the Closing.

4.8  Financial Statements.

(a)  Attached hereto as Schedule 4.8 are copies of the unaudited balance sheet of Global Capacity as of December 31, 2004 and December 31, 2005 (the “Balance Sheet”), together with, in each case, the related statements of operations and the statements of changes in stockholders equity and the statements of cash flow, for the year ended on such dates (collectively, the “Annual Financial Statements”). The Annual Financial Statements are to the Knowledge of the Shareholders correct and complete and in accordance with the books and records of Global Capacity and fairly present, in accordance with GAAP (except that commissions paid to individuals or entities with respect to contracts of Global Capacity are reported on a cash basis and depreciation is recorded on a tax basis at the end of a tax year), in all material respects the financial condition of Global Capacity as of the dates indicated therein and accurately reflect in the aggregate all material aspects of the Business.

(b)  Also attached hereto as Schedule 4.8 is a copy of the unaudited balance sheet of Global Capacity for the seven month period ended as of July 31, 2006 (the “Interim Balance Sheet”), together with, in each case, the related statement of operations (unaudited), the statement of changes in stockholders’ equity (unaudited) and the statement of cash flows (unaudited) for the period ended July 31, 2006 (collectively, the “Interim Financial Statements” and, together with the Annual Financial Statements, the “Financial Statements”). The Interim Financial Statements are to the Knowledge of the Shareholders correct and complete and in accordance with the books and records of Global Capacity and fairly present, in accordance with GAAP (except that commissions paid to individuals or entities with respect to contracts of Global Capacity are reported on a cash basis and depreciation is recorded on a tax basis at the end of a tax year), in all material respects the financial condition of Global Capacity as of the dates indicated therein, are complete and correct in all material respects and accurately reflect any and all material aspects of the Business. The amount of such non-accrued commissions through the Closing Date is less than $25,000.

4.9  Conduct in the Ordinary Course; Absence of Changes. Since July 31, 2006, except as permitted by Section 6.4(a) and Article VIII and except as disclosed in the schedules, the Business has been conducted in the ordinary course of business, consistent with past practice, and there has been no change in the Business which has had, or could reasonably be anticipated to have, a Material Adverse Effect on Global Capacity or its Business.

4.10  Real Property.

(a)  Global Capacity owns no real estate.

(b)  Schedule 4.10(b) lists (1) the street address of each parcel of Leased Real Property, (2) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property, and (3) the term and rental payment terms of the leases (and any subleases) pertaining to each such parcel of Leased Real Property.

(c)  Global Capacity has made available to Capital Growth, to the extent available, for each parcel of Leased Real Property, all title insurance policies, title reports, surveys, certificates of occupancy, environmental reports and audits, appraisals, other title documents and other documents relating to or otherwise affecting the Leased Real Property, or the operation of the Business thereon or any other uses thereof.

(d)  Global Capacity has delivered or made available to Capital Growth correct and complete copies of all leases and subleases listed in Schedule 4.10(b) and any and all ancillary documents pertaining thereto (including, but not limited to, all amendments, consents for alterations and documents recording variations and evidence of commencement dates and expiration dates) (the “Leases”). With respect to each such Lease:

(1)  such Lease is legal, valid, binding, enforceable and in full force and effect, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought, and represents the entire agreement between the respective landlord and tenant with respect to such property;

(2)  such Lease, together with the consent and/or estoppel certificate contemplated by Section 6.2, will not cease to be legal, valid, binding, enforceable and in full force and effect, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought, on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such Lease or otherwise give the landlord or lessee a right to terminate such Lease;

(3)  neither Global Capacity nor, to the Knowledge of Global Capacity, any other party to such Lease, is in breach or default in any material respect, and, to the Knowledge of Global Capacity, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such Lease; and

(4)  the rental set forth in each Lease is the actual rental being paid, and there are no separate agreements or understandings with respect to the same.

4.11  Personal Property.

(a)  Schedule 4.11 lists each item or distinct group of machinery, equipment, tools, supplies, furniture, fixtures, vehicles, rolling stock and other tangible personal property used in the Business and owned or leased by Global Capacity (the “Tangible Personal Property”).

(b)  Global Capacity has delivered or made available to Capital Growth correct and complete copies of all leases for Tangible Personal Property (if any) and any and all material ancillary documents pertaining thereto. With respect to each of such leases:

(1)  such lease, together with all ancillary documents delivered pursuant to the first sentence of this Section 4.11(b), is legal, valid, binding, enforceable, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought, and in full force and effect and represents the entire agreement between the respective lessor and lessee with respect to such property; and

(2)  neither Global Capacity nor, to the Knowledge of Global Capacity, any other party to such lease, is in breach or default in any material respect, and no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under, such lease; and

(3)  such lease will not cease to be legal, valid, binding, enforceable, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought, and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such lease or otherwise give the lessor a right to terminate such lease.

(c)  All Tangible Personal Property is adequate and usable for the use and purposes for which it is currently used, is in good operating condition, normal wear and tear excepted, subject to periodic maintenance and repair in accordance with good business practice. The Tangible Personal Property owned or used by Global Capacity constitutes all of the personal property used in, necessary to or required for, the conduct of the Business as conducted on June 30, 2006 and on the Closing Date.

(d)  Schedule 4.11 lists all personal property owned by the Shareholders in their individual capacity which is not owned by Global Capacity and which shall not become the property of the Surviving Corporation.

4.12  Board Approval. The Board of Directors of Global Capacity has, at a meeting duly called and held at which all members were present or by a unanimous written consent: (a) approved and declared advisable this Agreement; (b) determined that the Merger and other transactions contemplated by this Agreement are advisable, fair to and in the best interest of Global Capacity and its stockholders; (c) resolved to recommend to the stockholders of Global Capacity (1) the approval of the Merger and the other transactions contemplated hereby and (2) the approval and adoption of this Agreement; and (d) directed that this Agreement be submitted to the stockholders of Global Capacity for their approval and adoption.

4.13  Insurance. Global Capacity has furnished or made available to Capital Growth true and complete copies of all insurance policies and fidelity bonds covering the assets, business, equipment, properties and operations of Global Capacity relating to the Business, a list of which (by type, carrier, policy number, limits, premium and expiration date) is set forth in Schedule 4.13. All such insurance policies are in full force and effect and will remain in full force and effect with respect to all events occurring prior to the Effective Time.

4.14  Permits. Schedule 4.14 lists all Permits used in or otherwise required for the conduct of the Business. Each of the Permits is valid and in full force and effect.

4.15  Taxes. Except as set forth in Schedule 4.15 hereto and to the Knowledge of the Shareholders based on advice and counsel of tax professionals: (a) All Tax Returns and reports in respect of Taxes required to be filed with respect to Global Capacity or the Business have been timely filed; (b) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid; (c) all such returns and reports are true, correct and complete in all material respects; (d) no adjustment relating to such returns has been proposed formally or, to the Knowledge of Global Capacity, informally by any Governmental Authority and, to the Knowledge of Global Capacity, no basis exists for any such adjustment; (e) there are no pending or, to the Knowledge of Global Capacity, threatened actions or proceedings for the assessment or collection of Taxes against Global Capacity or (insofar as either relates to the activities or income of Global Capacity or could result in Liability of Global Capacity on the basis of joint and/or several liability) any corporation that was includible in the filing of a return with Global Capacity on a consolidated or combined basis; (f) no consent under Section 341(f) of the Code has been filed with respect to Global Capacity; (g) there are no Tax Liens on any assets of Global Capacity or the Business; (h) Global Capacity has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed; (i) Global Capacity has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (j) Global Capacity has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing Date; (k) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon Global Capacity’s assets; (l) Global Capacity will not be required (1) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Closing Date or (2) as a result of any “closing agreement,” as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Closing Date; (m) Global Capacity is not a party to or bound by any tax allocation or tax sharing agreement or has any current or potential contractual obligation to indemnify any other Person with respect to Taxes; (n) to the Knowledge of Global Capacity there is no basis for any assessment, deficiency notice, 30-day letter or similar notice with respect to any Tax to be issued to Global Capacity with respect to any period on or before the Closing Date; (o) Global Capacity has not made any payments, and neither will become obligated (under any contract entered into on or before the Closing Date) to make any payments, that will be nondeductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law); (p) Global Capacity has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (or any corresponding provision of state, local or foreign law) during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code (or any corresponding provision of state, local or foreign law); (q) no claim has ever been made in writing by a taxing authority in a jurisdiction where Global Capacity does not file Tax Returns that Global Capacity or a Global Capacity Subsidiary is or may be subject to Taxes assessed by such jurisdiction; (r) Global Capacity has no physical presence in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (s) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to Global Capacity for the past two (2) years have been furnished or made available to Capital Growth; and (t) Global Capacity will not be subject to any Taxes pursuant to Section 1374 or Section 1375 of the Code (or any corresponding provision of state, local or foreign law) with respect to the transactions contemplated by this Agreement.

4.16  Labor Matters.

(a)  Schedule 4.16 lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, “golden parachute” and other like benefits paid or payable (in cash or otherwise) in 2004 and 2005, the date of employment and a description of position and job function of each current salaried employee, officer, director, manager, member, consultant or agent of Global Capacity.

(b)  Except as set forth in Schedule 4.16, no employment, consulting, severance pay, continuation pay, termination or indemnification agreements or other similar agreements of any nature (whether in writing or not) exist between Global Capacity, on the one hand, and any of its current or former stockholders, officers, directors, members, managers, employees or consultants, on the other hand.

(c)    (1)      Global Capacity is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Global Capacity;

(2)  There are no controversies, strikes, slowdowns or work stoppages pending or, to the Knowledge of Global Capacity, threatened between Global Capacity and any of its employees;

(3)  There are no unfair labor practice complaints pending against Global Capacity before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees of Global Capacity;

(4)  To the Knowledge of the Shareholders, Global Capacity is currently in material compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of Global Capacity and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing;

(5)  Global Capacity has paid in full to all its employees or adequately accrued for in accordance with GAAP, consistently applied, all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees;

(6)  There is no claim with respect to payment of wages, salary or overtime pay that is now pending or to the Knowledge of Global Capacity has been asserted or threatened before any Governmental Authority with respect to any Persons currently or formerly employed by Global Capacity;

(7)  There is no charge or proceedings with respect to a violation of any occupational safety or health standards that is now pending or to the Knowledge of Global Capacity has been asserted or threatened with respect to Global Capacity; and

(8)  There is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category which now pending or to the Knowledge of Global Capacity has been asserted and not settled or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which Global Capacity has employed or currently employs any Person.

4.17  Employee Benefit Plans. Schedule 4.17 lists all Employee Plans of Global Capacity (the “Global Capacity Employee Plans”). Global Capacity has provided or made available to Capital Growth correct and complete copies of (where applicable) (a) all plan documents, summary plan descriptions, summaries of material modifications, amendments, and resolutions related to such plans, (b) the most recent determination letters received from the IRS, (c) the three most recent Form 5500 Annual Reports and summary annual reports, (d) the most recent audited financial statement and actuarial valuation, and (e) all related agreements, insurance contracts and other agreements which implement each such Global Capacity Employee Plan, if any. Except to the extent provided in employment agreements disclosed in Schedule 4.17, there are no restrictions on the ability of the sponsor of each Global Capacity Employee Plan to amend or terminate any Global Capacity Employee Plan and each Global Capacity Employee Plan may be transferred by Global Capacity or its respective ERISA Affiliate to the Surviving Corporation. Except as disclosed in Schedule 4.15 and Schedule 4.17: (1) with respect to each Global Capacity Employee Plan, no event has occurred, and there exists no condition or set of circumstances in connection with which Global Capacity would reasonably be expected to, directly, or indirectly, subject Capital Growth to any liability under ERISA, the Code or any other applicable law, except liability for benefits claims and funding obligations payable in the ordinary course; (2) each Global Capacity Employee Plan conforms to, and its administration is in compliance with, all applicable Laws; (3) no prohibited transaction within the meaning of ERISA section 406 or Code section 4975, or breach of fiduciary duty under Title I of ERISA has occurred with respect to any Global Capacity Employee Plan; (4) Global Capacity and each Commonly Controlled Entity has made all payments due from it to date with respect to each Benefit Plan; (5) with respect to each Global Capacity Employee Plan, there are no benefits obligations for which contributions have not been made or properly accrued and there are no unfunded benefits obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the Financial Statements; (6) no Global Capacity Employee Plan is a multiemployer plan; (7) there are no actions, liens, suits or claims pending or to the Knowledge of Global Capacity threatened (other than routine claims for benefits) with respect to any Global Capacity Employee Plan or against the assets of any Global Capacity Employee Plan; (8) each Global Capacity Employee Plan which is intended to qualify under Code section 401(a) or 403(a) so qualifies and its related trust is exempt from taxation under Code section 501(a); (9) each Global Capacity Employee Plan that is not qualified under Code section 401(a) or 403(a) is exempt from Part 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, pursuant to ERISA sections 201(2), 301(a)(3) and 401(a)(1); (10) no assets of Global Capacity are allocated to or held in a “rabbi trust” or similar funding vehicle; (11) each Global Capacity Employee Plan that is a “group health plan” (as defined in ERISA section 607(1) or Code section 5001(b)(1) has been operated at all times in compliance with the provisions of COBRA, HIPAA and any applicable, similar state law.

Except as disclosed in Schedule 4.17, the consummation of the transactions contemplated by this Agreement will not: (i) entitle any current or former employee of Global Capacity to severance pay, unemployment compensation or any similar payment; (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due to, or in respect of, any current or former employee of Global Capacity; (iii) result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an “excess parachute payment” within the meaning of Code section 280G(b); or (iv) constitute or involve a prohibited transaction (as defined in ERISA section 406 or Code section 4975), constitute or involve a breach of fiduciary responsibility within the meaning of ERISA section 502(l) or otherwise violate Part 4 of Subtitle B of Title I of ERISA.

4.18  Environmental Matters. To its Knowledge: (a) Global Capacity has all Environmental Permits which are required under Environmental Laws, (b) Global Capacity is in material compliance with all terms and conditions of such Environmental Permits, (c) Global Capacity is in material compliance with all Environmental Laws and any other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such Environmental Laws or contained in any regulation, code, plan, governmental Order, notice or demand letter issued, entered, promulgated or approved thereunder, (d) there has not been any event, condition, circumstance, activity, practice, incident, action or plan which will interfere with or prevent continued compliance with the terms of such Environmental Permits or which would give rise to any liability under any Environmental Law or give rise to any common law or statutory liability, based on or resulting from Global Capacity’s or its agents’ manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release into the environment, of any Hazardous Substance, and (e) Global Capacity has taken all actions reasonably necessary under applicable requirements of Environmental Law to register any products or materials required to be registered by Global Capacity (or any of its agents) thereunder.

4.19  Certain Interests.

(a)  No officer, director or stockholder of Global Capacity, and no spouse and to the Knowledge of Global Capacity, no relative (or relative of such spouse) who resides with, or is a dependent of, any such officer or director:

(1)  has any direct or indirect financial interest in any competitor, supplier or customer of Global Capacity (except as described on Schedule 4.2), provided, however, that the ownership of securities representing no more than three percent (3%) of the outstanding voting power of any competitor, supplier or customer, and which are also listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a “financial interest” so long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer;

(2)  owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which Global Capacity uses or has used in the conduct of the Business or otherwise; or

(3)  has outstanding any Indebtedness to Global Capacity.

(b)  Global Capacity has no Indebtedness, liabilities, nor any other obligation of any nature whatsoever to, any officer, director or stockholder of Global Capacity or any spouse or to the Knowledge of Global Capacity to any relative (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or stockholder.

4.20  Litigation. Except as set forth in Schedule 4.20, there are no Actions pending, or to Global Capacity’s Knowledge, threatened, against, relating to or affecting Global Capacity or the Business before any Court, Governmental Agency or any arbitrator or mediator. Neither Global Capacity, nor any Shareholder is subject to any Order which prohibits or restricts the consummation of the transactions contemplated hereby or restricts in any way the ownership or operations of Global Capacity or the Business.

4.21  Intellectual Property and Web Sites. Except as set forth in Schedule 4.27 and except for software, content, or other similar services/property purchased by Global Capacity on a non-exclusive basis through contracts with vendors, all of which contracts are in full force and effect and none of which contracts are currently subject to any contractual disputes nor have been threatened with cancellation or non-renewal by such vendors, Global Capacity has the exclusive rights, titles and interests in and to any and all Intellectual Property and all of the Web Sites used by, being developed by, or otherwise associated with the present or future operations of the Business, as reasonably anticipated by Global Capacity.

4.22  Inventories. The Inventories reflected in the Financial Statements, if any, are of merchantable quality, which can be sold in the ordinary course of the Business.

4.23  Receivables. The Receivables reflected in the Financial Statements consist solely of bona fide accounts receivable generated by the Business in the ordinary course, subject to reserves for bad debt maintained consistently with the bad debt reserve reflected in the Annual Financial Statements.

4.24  Residency; Investment Sophistication; Backgrounds. Each of the Shareholders: (a) is a resident of Texas; (b) either alone or with his purchaser representative has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of making an investment in Capital Growth Common Stock (to the extent any such Common Stock is issued as Merger Consideration); (c) has received, read and understands the public filings of Capital Growth with the United States Securities and Exchange Commission (“SEC”), including but not limited to Capital Growth’s: (i) annual report on Form 10-KSB for the year ended December 31, 2005, (ii) quarterly reports on Form 10-QSB for the quarters ended March 31, and June 30, 2006, (iii) current reports on Form 8-K from June 30, 2006 through the date hereof; and (d) has been afforded a full opportunity to conduct such additional “due diligence” investigation of Capital Growth and its subsidiaries (the “Capital Growth Entities”), including their respective businesses, management, balance sheets, financial results, prospects and Risk Factors as the Shareholders have deemed appropriate and the opportunity to ask questions of management of Capital Growth regarding the business and financial results of the Capital Growth Entities; and (e) have retained and been advised by their own competent lawyers and accountants in regard to the preparation, negotiation and execution of this Agreement and the transactions contemplated herein.

4.25  Brokers. Neither Global Capacity nor any Shareholder has employed any financial advisor, broker or finder, and neither Global Capacity nor the Shareholders has incurred nor will incur any broker’s, finder’s, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement.

4.26  Contracts; Status of Contracts.

(a)  Set forth on Schedule 4.26 is a list of all of the Contracts of Global Capacity that have a term of more than one (1) year or involve consideration in excess of $5,000. Complete and correct copies of each of the Contracts of Global Capacity (including all schedules, exhibits, annexes, amendments, and modifications relating thereto) have heretofore been delivered to Capital Growth by Global Capacity . The Contracts constitute all of the agreements (whether written or oral) used by or necessary to the conduct of the Business and Global Capacity is not a party to any other agreement (whether written or oral) not included in the Contracts which is necessary to operate the Business (as historically operated by Global Capacity).

(b)  Except as set forth on Schedule 4.26, and except for the requirement of obtaining consents to the transfer thereof (all of which are set forth on Schedule 4.26), each Contract constitutes a valid and binding obligation of the parties thereto, is in full force and effect and will continue in full force and effect after the consummation of the transactions contemplated hereby, in each case without (i) breaching the terms thereof, (ii) resulting in the forfeiture or impairment of any rights thereunder, (iii) resulting in the payment of any fees or other charges, (iv) giving any other party the right to terminate, and (v) requiring the consent, approval or act of, or the making of any filing with, any other party. Except as set forth on Schedule 4.26, Global Capacity is not in, or alleged to be in, breach or default under, nor is there or is there alleged to be any basis for termination of (except under non-default termination provisions of the Contracts), any of the Contracts, and no other party to any of the Contracts has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by Global Capacity or by any such other party.

(c)  To the extent there is a security deposit relating to a Contract, the underlying landlord [or vendor, as applicable,] has not made a claim in respect of the respective security deposit and no facts or circumstances exist which could reasonably give rise to any such claim.

4.27  No Undisclosed Liabilities. Except as set forth on Schedule 4.27, Global Capacity is not subject to any liability (including, without limitation, unasserted claims), whether absolute, contingent, accrued or otherwise, which is not shown or which is in excess of amounts shown or reserved for in the Interim Balance Sheet, other than liabilities of the same nature as those set forth in the Interim Balance Sheet and reasonably incurred in the ordinary course of the Business after the Interim Balance Sheet Date.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF
CAPITAL GROWTH AND GLOBAL CAPACITY MERGECO

In order to induce Global Capacity and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, Capital Growth represents and warrants to Global Capacity, and the Shareholders as follows:

5.1  Organization and Qualification. Each of Capital Growth and Global Capacity Mergeco is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation. Each of Capital Growth and Global Capacity Mergeco is duly qualified or licensed as a foreign corporation to conduct business, and is in good standing, under the laws of each jurisdiction where the character of the properties owned, leased or operated by it, or the nature of its activities, makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not have a Material Adverse Effect on Capital Growth and Global Capacity Mergeco. Neither Capital Growth, nor Global Capacity Mergeco is in default under or in violation of any provision of its Articles of Incorporation or Bylaws. All of the issued and outstanding shares of capital stock of, or other equity interests in, the Global Capacity Mergeco are: (a) duly authorized, validly issued, fully paid, non-assessable; (b) owned, directly or indirectly by Capital Growth free and clear of all Liens; and (c) free of any restriction, including, without limitation, any restriction which prevents the payment of dividends to Capital Growth, or otherwise restricts the right to vote, sell or otherwise dispose of such capital stock or other ownership interest other than restrictions under the Securities Act and state securities laws.

5.2  Capital Structure. The authorized capital stock of Capital Growth consists of (a) 25,000,000 shares of Capital Growth Common Stock $.0001 par value per share and (b) 2,000,000 shares of “blank check” Preferred Stock (“Capital Growth Preferred Stock”). 100,000 shares of the Capital Growth Preferred Stock have been designated as Series A Preferred Stock and 100,000 shares have been designated as Series B Preferred Stock. As of the date of this Agreement: (1) 21,015,069 shares of Capital Growth Common Stock were issued and outstanding; and (2) 2,651.53 shares of Series B Preferred Stock were issued or outstanding. Except as described above and with respect to the outstanding convertible debentures and stock options of Capital Growth, there were no shares of voting or non-voting capital stock, equity interests or other securities of Capital Growth authorized, issued, reserved for issuance or otherwise outstanding. All outstanding shares of Capital Growth Common Stock are, and all shares of Capital Growth Common Stock to be issued in connection with the consummation of the transactions contemplated by this Agreement will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and non-assessable, and not subject to, or issued in violation of, any kind of preemptive, subscription or any kind of similar rights. Except as provided hereunder, neither Capital Growth, nor Global Capacity Mergeco is subject to any obligation or requirement to provide funds for, or to make any investment (in the form of a loan or capital contribution) to or in any Person. All of the issued and outstanding shares of Capital Growth Common Stock were issued in compliance in all material respects with all applicable federal and state securities laws. The authorized capital stock of each Global Capacity Mergeco consists of 1,000 shares of common stock, 100 of which are duly authorized, validly issued and fully paid and non-assessable, and all of which are, and at the Closing Date will be, owned by Capital Growth free and clear of any Liens.

5.3  Authorization; Enforceability. Each of Capital Growth and Global Capacity Mergeco has the corporate power and authority to execute, deliver and perform this Agreement and the other Documents to which it is a party. The execution, delivery and performance of this Agreement and the other Documents to which it is a party and the consummation of the transactions contemplated herein and therein have been duly authorized and approved by each of Capital Growth and Global Capacity Mergeco, and no other action on the part of any of them is necessary in order to give effect thereto. This Agreement and each of the other Documents to be executed and delivered by each of Capital Growth and Global Capacity Mergeco have been duly executed and delivered by, and constitute the legal, valid and binding obligations of, each of them, enforceable against each of them, in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

5.4  No Violation or Conflict. None of (a) the execution and delivery by Capital Growth and Global Capacity Mergeco of this Agreement and the other Documents to be executed and delivered by each of Capital Growth and Global Capacity Mergeco, (b) consummation by each of Capital Growth and Global Capacity Mergeco of the transactions contemplated by this Agreement and the other Documents, or (c) the performance of this Agreement and the other Documents required by this Agreement to be executed and delivered by each of Capital Growth and Global Capacity Mergeco at the Closing, will (1) conflict with or violate the Articles of Incorporation or By-Laws of any of them, (2) conflict with or violate any Law, Order or Permit applicable to any of them, or (3) conflict with or violate any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease or other instrument or obligation to which any of them is a party or by which any of their respective properties may be bound or affected.

5.5  Governmental Consents and Approvals. Except for filings required by applicable Securities Laws or exchanges, the execution, delivery and performance of this Agreement and the other Documents by each of Capital Growth and Global Capacity Mergeco do not and will not require any consent, approval, authorization, Permit or other order of, action by, filing with or notification to, any Governmental Authority.

5.6  Litigation. Except as set forth on Schedule 5.6, there is no suit, action, arbitration, claim, governmental or other proceeding before any Governmental Authority pending or, to the Knowledge of Capital Growth, threatened, against Capital Growth, or Global Capacity Mergeco.

5.7  Interim Operations. Global Capacity Mergeco was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, and has engaged in no other business activities and has conducted its operations only as contemplated in this Agreement.

5.8  Brokers. Capital Growth has not employed any financial advisor, broker or finder, and Capital Growth has not incurred and will not incur any broker’s, finder’s, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement.

5.9  Board Approval. The Boards of Directors of Capital Growth and of Global Capacity Mergeco has, each at a meeting duly called and held at which all members of such Board were present or by a unanimous written consent: (a) approved this Agreement; (b) determined that the Merger and other transactions contemplated by this Agreement are advisable, fair to and in the best interest of such entity and each of their respective stockholders; (c) resolved to recommend to the stockholders of Global Capacity Mergeco (1) the approval of the Merger and the other transactions contemplated hereby and (2) the approval and adoption of this Agreement; and (d) directed that this Agreement be submitted to the stockholders of Global Capacity Mergeco for its approval and adoption.

5.10  Working Capital. At Closing, Capital Growth shall fund the Surviving Corporation with an interim working capital line of credit (the “Internal Credit Line”) of not less than sixty percent (60%) of the prior month’s Gross Revenues of Global Capacity (or the Surviving Corporation), less cash on hand of Global Capacity (or the Surviving Corporation), but not less than $350,000. The Internal Credit Line shall be used to fund the Surviving Corporation’s working capital needs pending further integration of the Surviving Corporation’s operations with Capital Growth. At Closing, the Internal Credit Line shall be funded by a deposit of an amount equal to the face amount of such line (determined as provided above) into a bank account established for the Surviving Corporation. The signature of the CEO or CFO of Capital Growth shall be required for draws from this account. Capital Growth agrees that, to the extent of availability on the Internal Line of Credit, draws shall be made on such Line of Credit on a timely basis to pay the Surviving Corporation’s payables within payment terms. The amount, terms and procedures of the Internal Credit Line shall be reviewed by Capital Growth every six (6) months until alternate credit sources are established. The parties expect that this Internal Credit Line shall be an interim arrangement only and shall be replaced by other provisions to be established to meet the working capital needs of the Surviving Corporation after such integration is completed. The existing lines of credit of Global Capacity shall be paid in full by the Surviving Corporation before or at the Closing.

ARTICLE VI

COVENANTS

6.1  Performance. Subject to the terms and conditions provided in this Agreement, each of the Parties shall use its respective commercially reasonable efforts to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be performed and fulfilled those of the conditions precedent to its obligations to consummate the transactions contemplated by this Agreement that are dependent upon its actions, including obtaining all necessary approvals, to the end that the transactions contemplated hereby will be fully and timely consummated.

6.2  Regulatory and Other Authorizations; Notices and Consents.

(a)  Each of the Parties will use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the other Documents and will cooperate fully with each of the Parties in promptly seeking to obtain all such authorizations, consents, orders and approvals.

(b)  Each of the Parties shall give promptly such notices to third parties and use its commercially reasonable efforts to obtain such third party consents and estoppel certificates as the Parties may deem necessary or desirable in connection with the consummation of the transactions contemplated by this Agreement and the other Documents. The Parties shall cooperate with each other and use all reasonable efforts to assist in giving such notices and obtaining such consents and estoppel certificates.

6.3  Notification. From the date this Agreement is signed by the Parties until the Closing, each Party to this Agreement shall promptly notify the other Parties in writing of the occurrence, or pending or threatened occurrence, of (a) any event that would constitute a breach or violation of this Agreement by any Party or that could reasonably be anticipated to cause any representation or warranty made by the notifying Party in this Agreement to be false or misleading in any respect (including without limitation, any event or circumstance which would have been required to be disclosed on the applicable schedules if such event or circumstance occurred or existed on or prior to the date of this Agreement), and (b) all other material developments affecting the assets, liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of such Party. Any such notification shall not limit or alter any of the representations, warranties or covenants of the parties set forth in this Agreement or any rights or remedies a Party may have with respect to a breach of any representation, warranty or covenant.

6.4  Conduct of Business Pending Closing.

(a)  At all times prior to the Closing Date, Global Capacity covenants and agrees that it shall conduct the Business only in the ordinary course of its Business consistent with past practices, and Global Capacity shall use its commercially reasonable efforts consistent with past practices to preserve intact the Business and to keep available satisfactory relationships with suppliers, customers and others having business relationships with it.

(b)  From the date of this Agreement until the Closing Date there shall not be any material increases or decreases in compensation, capital expenditures, asset sales or affiliate transactions involving Global Capacity or any Shareholders, nor shall there be any unusual cash withdrawals, unusual payments, unusual contracts or contract provisions, or other unusual transactions or business practices involving Global Capacity or any Shareholders.

(c)  At all times prior to the Closing Date, except as otherwise set forth in this Agreement, Global Capacity Mergeco covenants and agrees that it will not, directly or indirectly, conduct any business or incur any Liabilities (contingent or otherwise).

(d)  Global Capacity and the Shareholders agree that during the period from the date of signing of this Agreement until the Closing Date, they shall each refrain from entering into, participating in, or responding to, any other negotiations, discussions, contracts, letters of intent, or other arrangements of any nature with any third parties (other than Capital Growth) regarding a disposition of Global Capacity’s Business or assets, the sale of the stock or equity interests of Global Capacity, or any other actions which might have the effect of impeding, delaying or making more costly the Merger, provided, however, that this agreement shall no longer be legally binding upon Global Capacity, or the Shareholders if the Closing has not occurred by October 16, 2006.

ARTICLE VII

EMPLOYMENT MATTERS AND MANAGEMENT OF THE SURVIVING
CORPORATION POST-CLOSING

7.1  Employment Matters. On the Closing Date, there will be no changes in the employment status, or in the terms and conditions of employment, of the employees of Global Capacity prior to the Merger. On or before the Closing Date, Abraham and Walsh (the “Executives”) shall be employed by the Surviving Corporation pursuant to written employment agreements containing customary terms and conditions, including without limitation, restrictions regarding disclosure of confidential information, covenants prohibiting non-solicitation of employees and customers and covenants concerning non-competition with the Surviving Corporation. These covenants shall continue during the term of employment and for a term of two years thereafter. The employment agreements shall provide for salary at a base compensation level of $110,000 per annum and shall provide that the Executives are entitled to participate in such discretionary bonus plans as may be offered, from time to time, by the Surviving Corporation.

7.2  Management of Surviving Corporation. Abraham and Walsh shall use good faith efforts to perform such tasks reasonably assigned to them by the Surviving Corporation for so long as they are employed by such corporation. The efforts of Abraham and Walsh shall be equivalent to their efforts on behalf of Global Capacity before the merger transaction. There will not be any significant increases in the duties required of either of Abraham or Walsh or change of title to a lesser title than either of them had before the merger transaction. Neither Abraham nor Walsh shall be required to relocate their personal residence or to be out of Houston, Texas for excessive amounts of time in any one year.

ARTICLE VIII

ADDITIONAL ASSIGNMENTS

8.1  Sale and Assignment of Intellectual Property. The Shareholders shall, at Closing quit claim, convey, give, grant, assign and transfer to Global Capacity, without warranty of any kind, any and all rights, titles and interests of any nature whatsoever that either of them may have in or to the ownership or use of any and all Intellectual Property and Web Sites used in or associated with Global Capacity or the Business.

8.2  Sale and Assignment of All Internet Interests. The Shareholders shall, at Closing, sell, convey, give, grant, assign and transfer to Global Capacity any and all rights, titles and interests of any nature whatsoever, legal or beneficial, active or passive, that such Shareholders may have in or to any other Person, business or web site relating to the Business, it being expressly acknowledged and agreed by such Shareholders that it is the intent of the Parties and of this Agreement that following the Merger the Shareholders’ only business interests in regard to the Business will be their interests in Capital Growth, if any. The interests to the assignment to Global Capacity hereunder shall include the domain names attached hereto on Schedule 8.2 (the “Domain Names”).

ARTICLE IX

CONTINGENT CONSIDERATION

9.1  Contingent Consideration. Following the Closing Date, the Shareholders shall be eligible to receive Contingent Consideration as set forth below:

(a)  The Shareholders are collectively eligible to receive up to a $3,000,000 cash payment (the “First Period Contingent Consideration”), to be allocated between them in accordance with their respective Percentage Interests, contingent upon the Surviving Corporation generating certain levels of Annualized Gross Revenues and Annualized Gross Margins, as of the First Measurement Month. The aggregate amount of the First Period Contingent Consideration to be paid to the Shareholders, as a group, is as set forth below:

(i)  if Annualized Gross Revenues, based on the First Measurement Month, are at least $9,000,000, but less than $10,000,000 and if the Annualized Gross Margin, based on the First Measurement Month, is at least $2,700,000, then the First Period Contingent Consideration shall be $1,500,000. If Annualized Gross Revenues, based on the First Measurement Month, exceed $10,000,000, then the First Period Contingent Consideration of $1,500,000 shall nonetheless still be paid if the Annualized Gross Margin, based on the First Measurement Month, exceeds $2,700,000 and if such Annualized Gross Margin is at least 27% of Annualized Gross Revenues, based on the First Measurement Month.;

(ii)  if Annualized Gross Revenues, based on the First Measurement Month, are at least $10,000,000, but less than $11,000,000 and if the Annualized Gross Margin, based on the First Measurement Month, is at least $3,000,000, then the First Period Contingent Consideration shall be $2,000,000. If Annualized Gross Revenues, based on the First Measurement Month, exceed $11,000,000, then the First Period Contingent Consideration of $2,000,000 shall nonetheless still be paid if the Annualized Gross Margin, based on the First Measurement Month, exceeds $3,000,000 and if such Annualized Gross Margin is at least 27.27% of Annualized Gross Revenues, based on the First Measurement Month;

(iii)  if Annualized Gross Revenues, based on the First Measurement Month, are at least $11,000,000, but less than $12,000,000 and if the Annualized Gross Margin, based on the First Measurement Month, is at least $3,300,000, then the First Period Contingent Consideration shall be $2,500,000. If Annualized Gross Revenues, based on the First Measurement Month, exceed $12,000,000, then the First Period Contingent Consideration of $2,500,000 shall nonetheless still be paid if Annualized Gross Margin, based on the First Measurement Month, exceeds $3,300,000 and if such Annualized Gross Margin is at least 27.5% of Annualized Gross Revenues, based on the First Measurement Month;

(iv)  if Annualized Gross Revenues, based on the First Measurement Month, are $12,000,000 or more and if the Annualized Gross Margin, based on the First Measurement Month, is at least 30% of Annualized Gross Revenues, then the First Period Contingent Consideration shall be $3,000,000. If Annualized Gross Revenues, based on the First Measurement Month, exceed $12,000,000, but the Annualized Gross Margin, based on the First Measurement Month, is less than 30% of Annualized Gross Revenues, then the First Period Contingent Consideration of $3,000,000 shall nonetheless still be paid if: (A) for Annualized Gross Revenues between $12,000,000 and $13,400,000 such Annualized Gross Margin is at least 27.5% of Annualized Gross Revenues for such First Measurement Month and (B) for Annualized Gross Revenues in excess of $13,400,000 the Annualized Gross Margin is at least $3,600,000 and not less than 27.5% of Annualized Gross Revenues for the First Measurement Month; and

(v)  Payment of First Period Contingent Consideration, if any, shall be payable in full to the Shareholders on or before sixty (60) days after the First Measurement Month.

Clauses 9.1(a)(i) through (iv) above are mutually exclusive. The First Period Contingent Consideration shall be payable only with respect to the single clause whose thresholds are satisfied and which results in the highest First Period Contingent Consideration.

(b)  The Shareholders are collectively eligible to receive up to a $3,000,000 payment, either in cash or in Capital Growth Common Stock, or a combination thereof (determined by Capital Growth in its sole and absolute discretion) (the “Second Period Contingent Consideration”) to be allocated between them in accordance with their Percentage Interests, contingent upon the Surviving Corporation generating certain levels of Annualized Gross Revenues and Annualized Gross Margins as of the Second Measurement Month. The aggregate amount of the Second Period Contingent Consideration to be paid to the Shareholders, is as set forth below:

(i)  If Annualized Gross Revenues, based on the Second Measurement Month, are at least $9,000,000, but less than $10,000,000 and if the Annualized Gross Margin, based on the Second Measurement Month, is at least $2,700,000, then the Second Period Contingent Consideration shall be $1,500,000. If Annualized Gross Revenues, based on the Second Measurement Month, exceed $10,000,000, then the Second Period Contingent Consideration of $1,500,000 shall nonetheless still be paid if the Annualized Gross Margin, based on the Second Measurement Month, exceeds $2,700,000 and if such Annualized Gross Margin is at least 27% of Annualized Gross Revenues, based on the Second Measurement Month;

(ii)  If Annualized Gross Revenues, based on the Second Measurement Month, are at least $10,000,000 but less than $11,000,000 and if the Annualized Gross Margin, based on the Second Measurement Month, is at least $3,000,000, then the Second Period Contingent Consideration shall be $2,000,000. If Annualized Gross Revenues, based on the Second Measurement Month, exceed $11,000,000, then the Second Period Contingent Consideration of $2,000,000 shall nonetheless still be paid if the Annualized Gross Margin, based on the Second Measurement Month, exceeds $3,000,000 and if such Annualized Gross Margin is at least 27.27% of Annualized Gross Revenues, based on the Second Measurement Month;

(iii)  If Annualized Gross Revenues, based on the Second Measurement Month, are at least $11,000,000, but less than $12,000,000 and if the Annualized Gross Margin, based on the Second Measurement Month, is at least $3,300,000, then the Second Period Contingent Consideration shall be $2,500,000. If Annualized Gross Revenues, based on the Second Measurement Month, exceed $12,000,000, then the Second Period Contingent Consideration of $2,500,000 shall nonetheless still be paid if the Annualized Gross Margin, based on the Second Measurement Month, exceeds $3,300,000 and if such Annualized Gross Margin is at least 27.5% of Annualized Gross Revenues, based on the Second Measurement Month;

(iv)  If Annualized Gross Revenues, based on the Second Measurement Month, are at least $12,000,000 and if the Annualized Gross Margin, based on the Second Measurement Month, is at least 30% of Annualized Gross Revenues, then the Second Period Contingent Consideration shall be $3,000,000. If Annualized Gross Revenues, based on the Second Measurement Month, exceed $12,000,000 but the Annualized Gross Margin, based on the Second Measurement Month, is less than 30% of Annualized Gross Revenues, then the Second Period Contingent Consideration of $3,000,000 shall nonetheless still be paid if: (A) for Annualized Gross Revenues between $12,000,000 and $13,400,000, such Annualized Gross Margin is at least 27.5% of Annualized Gross Revenues for such Second Measurement Month and (B) for Annualized Gross Revenues in excess of $13,400,000, the Annualized Gross Margin is at least $3,600,000 and not less than 27.5% of Annualized Gross Revenues for the Second Measurement Month; and

(v)  Payment of Second Period Contingent Consideration, if any, shall be payable in full to the Shareholders on or before sixty (60) days after the Second Measurement Month.

Clauses 9.1(b)(i) through (iv) above are mutually exclusive. The Second Period Contingent Consideration shall be payable only with respect to the single clause whose thresholds are satisfied and which results in the highest Second Period Contingent Consideration.

(c)  If the Shareholders are eligible for the Second Period Contingent Consideration and if Capital Growth, in its sole and absolute discretion, elects to issue Capital Growth Common Stock to the Shareholders instead of paying cash (or as part of the payment), then the number of shares of Capital Growth Common Stock to be issued (the “Transaction Shares”) shall be determined based upon the average fair market value per share for the Capital Growth Common Stock as of the end of the last full calendar month preceding the third anniversary of the Closing Date. The average fair market value per share shall be the average closing price for the Capital Growth Common Stock for such month if it is a publicly traded security. If not publicly traded, then the Second Period Contingent Consideration must be paid in cash.

9.2  Restrictions on Disposition of Operating Assets. Capital Growth covenants that prior to the third anniversary of the Closing Date, it will not dispose of any material portion of the operating assets of Global Capacity or materially alter or change the character and nature of the business of Global Capacity in a manner that would adversely affect Annualized Gross Revenues or Annualized Gross Margins, including but not limited: (i) adding or deleting categories of General and Administrative Expense; or (ii) changing the day-to-day operations of the business. The foregoing prohibition shall not prohibit disposition of obsolete assets or the transfer, replacement or sale of assets in the ordinary course of the Business.

9.3  Continued Employment . Notwithstanding anything to the contrary contained herein, a Shareholder shall not be eligible to receive his proportionate share of any Contingent Consideration if such Shareholder is no longer employed by the Surviving Corporation at the end of the applicable Measurement Month pertaining to such Contingent Consideration, unless the termination of employment is due to the death, disability or termination of such Shareholder’s employment without cause or termination by such Shareholder of his employment with “Good Reason”, as each term is defined in the respective Shareholder’s employment agreement. In addition, upon reasonable written notice to the Surviving Corporation, each Shareholders may take a one-time leave of absence form the Company for up to six months, without pay, at any time during the Shareholder’s employment term. This leave of absence shall not impair the Shareholder’s eligibility for the Contingent Consideration. In the event a Shareholder is not eligible to receive Contingent Consideration, the Company shall not be required to make such payment and any eligible Shareholder shall only be entitled to receive his proportionate share of the Contingent Consideration.

ARTICLE X

REGISTRATION RIGHTS

10.1  Transactions Share. The Transaction Shares will be unregistered, restricted stock, and shall be subject to piggyback registration rights on a pari passu basis to the registration rights granted to the investors in the private offering and/or financing to be effected by Capital Growth prior to the Closing Date, which will be used to fund the acquisition contemplated hereby. In addition if no registration rights are granted with respect to that private offering, then Capital Growth will grant to the holders of the Transaction Shares demand registration rights with respect to one offering. Subject to underwriter cutbacks and other similar restrictions, the Transaction Shares shall be entitled to share pari passu with all shares of a like class, in any and all consideration from any monetizing event including but not limited to: (i) transfers or commitments to transfer any equity position in a private offering or convertible debt; (ii) any public offering; and (iii) any merger, sale, transfer, reorganization or sale of substantially all of the operating assets.

ARTICLE XI

CONDITIONS PRECEDENT TO CLOSING

11.1  Conditions Precedent to the Obligations of the Parties

. The obligation of each of the Parties to consummate the transactions described in this Agreement shall be subject to the fulfillment on or before the Closing of the following conditions precedent, each of which may be waived by a Party in its sole discretion:

(a)  Representations, Warranties and Covenants of Shareholders and Global Capacity. The representations and warranties of the Shareholders and Global Capacity contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing Date, other than such representations and warranties that are expressly made as of another date, and the covenants and agreements contained in this Agreement to be complied with by the Shareholders and Global Capacity on or before the Closing shall have been complied with, and Capital Growth shall have received a certificate from the Shareholders and Global Capacity to such effect signed by the Shareholders and by a duly authorized officer of Global Capacity.

(b)  Representations, Warranties and Covenants of Capital Growth and Global Capacity Mergeco. The representations and warranties of each of Capital Growth and Global Capacity Mergeco contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing Date, other than such representations and warranties that are expressly made as of another date, and the covenants and agreements contained in this Agreement to be complied with by Capital Growth and Global Capacity Mergeco on or before the Closing shall have been complied with, and Global Capacity shall have received a certificate to such effect signed by a duly authorized officer of Capital Growth and the Global Capacity Mergeco.

(c)  No Adverse Change of Global Capacity. No events or conditions shall have occurred which individually or in the aggregate, have had, or may reasonably be anticipated to give rise to any Material Adverse Effect on Global Capacity.

(d)  No Adverse Change of Capital Growth or Global Capacity Mergeco. No events or conditions shall have occurred which individually or in the aggregate, have had, or may reasonably be anticipated to give rise to any Material Adverse Effect on Capital Growth or Global Capacity Mergeco.

(e)  Governmental Approvals. Any and all approvals from Governmental Authorities required for the lawful consummation of the transactions contemplated by this Agreement and the other Documents shall have been obtained. The Articles of Merger shall have been filed with the Secretary of State of the State of Texas.

(f)  Consents. Any and all needed consents and approvals from third parties for the consummation of the transactions contemplated by this Agreement and the other Documents, and the transfer of all of the Business, assets and agreements of Global Capacity to Surviving Corporation (including all Permits and Contracts) shall have been obtained.

(g)  No Actions, Suits or Proceedings. No Order of any Court or Governmental Authority shall have been issued restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement and the other Documents. No Litigation shall be pending or, to the Knowledge of the Parties to this Agreement, threatened, before any Court or Governmental Authority to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of this Agreement or the consummation of the transactions contemplated hereby. No insolvency proceeding of any character including without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting Global Capacity shall be pending, and Global Capacity shall not have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings.

(h)  Global Capacity Shares. The Shareholders shall have delivered Certificates evidencing all of the Global Capacity shares to Capital Growth.

(i)  Closing Documents. Each Party shall have delivered to the other Parties, as applicable, the resolutions, certificates, documents and instruments set forth below:

(1)  a copy of the resolutions duly, validly and unanimously adopted by the respective Boards of Directors and stockholders of each of Global Capacity, Capital Growth and Global Capacity Mergeco, certified by the corporate secretary of the applicable entity, authorizing and approving the execution and delivery and performance of this Agreement and the other Documents and the transactions contemplated hereby and thereby;

(2)  the corporate minute books and stock record books of Global Capacity shall have been delivered to Global Capacity Mergeco, as applicable;

(3)  the parties shall have executed and delivered the employment agreement for Abraham and Walsh, to the extent required by Capital Growth; and

(4)  such other Documents and instruments as a Party or its counsel may reasonably request.

(j)  Estoppel Certificate. Global Capacity shall have delivered to Capital Growth an estoppel certificate executed by each landlord of any Leased Real Property, in form and substance satisfactory to Capital Growth.

(k)  Legal Opinions of Counsel for Global Capacity. Legal counsel for Global Capacity shall have delivered to Capital Growth a written opinion of counsel in the form and substance attached hereto as Exhibit 11.1(k).

(l)  Legal Opinions of Counsel for Capital Growth. Legal counsel for Capital Growth shall have delivered to Global Capacity a written opinion of counsel in the form and substance attached hereto as Exhibit 11.1(l).

(m)  Capital Growth Funding. Capital Growth shall have received net proceeds from a private offering in an amount sufficient to fund the Cash Consideration due at Closing and the working capital line described in Section 5.10.

(n)  Investor Questionnaire. Each of the Shareholders shall have delivered investor questionnaires to Capital Growth, in form and substance reasonably acceptable to Capital Growth.

(o)  If for any reason whatsoever (other than default by the Shareholders or Global Capacity), the Closing and funding of the Cash Consideration does not occur on or before October 16, 2006, the Option Deposit shall be forfeited to Shareholders and fully earned by the Shareholders.

ARTICLE XII

INDEMNIFICATION

12.1  Survival of Representations, Warranties and Covenants. The representations and warranties contained in this Agreement shall survive as follows until the expiration of the applicable statute of limitations, except for the representations under Sections 4.8, 4.9, 4.13, 4.14, 4.16, 4.20, 4.21, 4.22, 4.23, 4.26, 4.27 and 4.28, which shall survive for three (3) years after the Closing Date. All covenants and agreements contained in this Agreement (and in the corresponding covenants and agreements set forth in any of the Documents) shall survive the Closing and continue in full force until fully performed in accordance with their terms.

12.2  Indemnification.

(a)  The Shareholders agree to indemnify and hold harmless Capital Growth and the Surviving Corporation, and each of their respective successors and assigns, together with all of their officers and directors, from and against any and all losses, damages, liabilities, obligations, costs or expenses which are caused by or arise out of: (1) any breach or default in the performance by the Shareholders or Global Capacity of any covenant or agreement of the Shareholders or Global Capacity contained in this Agreement; (2) any material breach of warranty or inaccurate or erroneous representation made by the Shareholders or Global Capacity herein, in this Agreement or in any Schedule delivered to Capital Growth or the Global Capacity Mergeco pursuant hereto or in any certificate or other instrument delivered by or on behalf of the Shareholders or Global Capacity pursuant hereto; (3) any event, condition or other circumstance described under Section 4.15, or Section 4.16(c)(4), above, which does not constitute a breach of Section 4.15 or Section 4.16(c)(4), above, as the case may be, solely because the representation under such Section is limited to Knowledge of the Shareholders; (4) any non-compliance with ERISA, the Code or other applicable law disclosed by Schedule 4.15 or Schedule 4.17, hereto; (5) the matters disclosed as items 3, 4 and 5 of Schedule 4.27, hereto; (6) any claims or rights of Persons other than Shareholders in or to any equity, option or other ownership position in Global Capacity; and (7) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) arising out of the foregoing (any one such item being herein called a “Loss” and all such items being herein collectively called “Losses”), if and to the extent that such aggregate Losses exceed an aggregate of Twenty-Five Thousand Dollars ($25,000); provided, however, that no Shareholder shall be liable for a proportionate share of any Loss in excess of his proportionate share of the Merger Consideration. If Global Capacity has aggregate Losses which exceed $25,000, then Capital Growth shall be permitted to apply and offset, dollar-for-dollar, the amount of such aggregate Losses against the First Period Contingent Consideration and the Second Period Contingent Consideration, in addition to any other rights or remedies under applicable law. For purposes of clarity, “Losses” shall not include the portion of any damages, costs or expenses incurred by Capital Growth or the Surviving Corporation and attributable to operations of the Surviving Corporation after the Closing Date, even if such damages, costs or expenses are incurred as a result of a continuation of practices followed by Global Capacity prior to the Closing Date.

(b)  Capital Growth and the Global Capacity Mergeco jointly and severally agree to indemnify and hold harmless the Shareholders and their respective successors and assigns, from and against any and all Losses which are caused by or arise out of: (1) any material breach or default in the performance by Capital Growth or the Global Capacity Mergeco of any covenant or agreement of Capital Growth or the Global Capacity Mergeco contained in this Agreement; (2) any material breach of warranty or inaccurate or erroneous representation made by Capital Growth or the Global Capacity Mergeco herein, in this Agreement or in any Schedule delivered to the Shareholders or Global Capacity pursuant hereto or in any certificate or other instrument delivered by or on behalf of Capital Growth or the Global Capacity Mergeco pursuant hereto; (3) subject to the provisions of Section 12.2(e), below, any and all actions. costs and expenses (including reasonable legal fees) arising out of or relating to their actions in their capacity as shareholders, officers, directors or employees of Global Capacity; (4) any guaranty signed by the Shareholders in their individual capacity guarantying any obligation of Global Capacity disclosed by Global Capacity and outstanding prior to the Closing Date; and (5) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) arising out of the foregoing, if and to the extent that such aggregate Losses exceed an aggregate of Twenty-Five Thousand Dollars ($25,000).

(c)  Upon receipt by a party herein indemnified of notice of the existence of a claim that may be entitled to indemnification hereunder, the party claiming indemnification shall, within fifteen (15) business days (counting the day of receipt of the claim), in the event of a lawsuit or other legal action, or thirty (30) days (not counting the day of receipt of the claim) in the event of receipt of any other claim, notify the indemnifying party of the existence of such claim. The failure to timely notify the indemnifying party shall not affect the indemnified party’s right to indemnification hereunder unless the indemnifying party is prejudiced thereby. The notice to the indemnifying party shall be in writing and shall set forth the basis for indemnification, the nature of the claim and the estimated amount for which indemnification is sought. Thereafter, the party from which indemnification is sought shall have fifteen (15) days to (i) pay the claim in full and/or (ii) assume the defense of the claim, at its sole cost and expense with legal counsel who shall be to the reasonable satisfaction of the indemnified party, until such claim is completely resolved. Notice of such election shall be given to the indemnified party, in writing, by the indemnifying party within the fifteen (15) day period. Upon assuming the defense thereof, the indemnifying party will not be liable to the indemnified party for any expenses subsequently incurred by the indemnified party in connection with the defense of the claim. If the party from which indemnification is sought fails or refuses to assume the defense of the claim within the fifteen (15) day period, the party seeking indemnification may thereafter elect to pay the claim in full and/or assume the defense of the claim at its expense, with legal counsel it selects and seek reimbursement, by any lawful means, from the indemnifying party for the amounts expended in the defense of the claim. Neither the indemnified party nor the indemnifying party may settle or compromise a claim without the prior written consent of the other party, which will not be unreasonably withheld unless the indemnifying party has failed or refused to assume the defense of the claim within the fifteen (15) days period. The indemnified party shall fully cooperate with the indemnifying party who has assumed the defense of a claim.

(d)  No party hereunder shall be obligated under this Section 12.2 to pay any amounts for indemnification hereunder relating to a claim to the extent of (A) any tax benefit to the indemnified party therefrom, or (B) any insurance proceeds and any indemnity, contribution or similar payment paid to the indemnified party or any affiliated entity from any third party with respect thereto.

(e)  The obligations of Capital Growth and of Global Capacity Mergeco to indemnify and hold the Shareholders harmless with respect to matters described in Section 12.2(b)(3) shall not arise to the extent that: (i) the Shareholder does not ultimately prevail in such action, suit, proceeding or claim; or (ii) the acts or omissions of such Shareholder involve one or more of the matters described in Section 7.001(c) of the Texas Business Organization Code (or any successor code). Capital Growth and Global Capacity Mergeco shall be responsible for defense of matters described in Section 12.2(b)(3), unless the Shareholder’s actions or omissions come within the purview of Section 7.001(c) the Texas Business Organization Code (or any successor code). If defense costs have been advanced by Capital Growth or by Global Capacity Mergeco for a matter described in Section 12.2(b)(3), the Shareholder shall reimburse Capital Growth or Global Capacity Mergeco, as the case may be, for the defense costs advanced if the Shareholder does not ultimately prevail in the action, suit, proceeding or claim.

12.3  Third Party Claim. If any third person asserts a claim against an indemnified party hereunder that, if successful, might result in a claim for indemnification against any indemnifying party hereunder, the indemnifying party shall be given prompt written notice thereof and shall have the right (a) to participate in the defense thereof and be represented, at his or its own expense, by advisory counsel selected by it, and (b) to approve any settlement if the indemnifying party is, or will be, required to pay any amounts in connection therewith. Notwithstanding the foregoing, if within ten (10) Business Days after delivery of the indemnified party’s notice described above, the indemnifying party indicates in writing to the indemnified party that, as between such parties, such claims shall be fully indemnified for by the indemnifying party as provided herein, then the indemnifying party shall have the right to control the defense of such claim, provided that the indemnified party shall have the right (1) to participate in the defense thereof and be represented, at his or its own expense, by advisory counsel selected by it, and (2) to approve any settlement if the indemnified party’s interests are, or would be, affected thereby, which approval shall not be unreasonably withheld, conditioned or delayed.

ARTICLE XIII

TERMINATION

13.1  Termination.

(a)  A Party shall have the right to terminate this Agreement in the event that one of the conditions precedent to the obligation of such Party to close the transaction hereunder set forth in Section 11.1 have not been met by the scheduled Closing Date, as extended by mutual agreement of the Parties.

(b)  This Agreement shall terminate if the Closing does not occur by October 16, 2006, unless such date is extended by mutual agreement of the Parties.

ARTICLE XIV

GUARANTY

Capital Growth hereby Guarantees the full and timely payments and performance of all obligations, promises and covenants of the Surviving Corporation under this Agreement. This Guaranty is an independent obligation of Capital Growth and the Shareholders shall not be required to proceed against the Surviving Corporation before seeking to recover from Capital Growth. This Guaranty shall survive any and all insolvency actions of the Surviving Corporation even if the unperformed obligation, promises and/or covenants of the Surviving Corporation are determined to be avoided by the Surviving Corporation.

ARTICLE XV

TAX MATTERS

15.1  Tax Returns.

(a)  Subject to Section 15.1(c), The Shareholders shall prepare and file or cause to be filed when due (taking into account all extensions properly obtained) all Tax Returns that are required to be filed by or with respect to Global Capacity for taxable years or periods ending on or before the Closing Date, and shall remit or cause to be remitted any Taxes due in respect of such Tax Returns, and Capital Growth shall prepare and file or cause to be filed when due (taking into account all extensions properly obtained) all Tax Returns that are required to be filed by or with respect to the Surviving Corporation for taxable years or periods ending after the Closing Date and Capital Growth shall remit or cause to be remitted any Taxes due in respect of such Tax Returns. If there are any other requirements for amendment of any Tax Returns of Predecessor Entity, Global Capacity relating to periods of time prior to the Closing Date, the Shareholders shall be responsible for filing such returns and the Shareholders shall indemnify and hold harmless Capital Growth and the Surviving Corporation and any of the Global Capacity from any taxes due in respect of such amended Tax Returns.

(b)  From and after the Closing, the Shareholders shall indemnify Capital Growth, pursuant to, and subject to the limitations set forth in, Article XII, for all (1) Taxes imposed on the Surviving Corporation for any taxable year or period, or portion thereof, that ends on or before the Closing Date and (2) Taxes of any Person (other than Global Capacity) imposed on Global Capacity as a transferee or successor, by contract or pursuant to any requirement of laws, which Taxes relate to an event or transaction occurring before the Closing Date. In the case of any taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), the Taxes of the Global Capacity (or Taxes for which Global Capacity is liable) for the portion of the period ending on the Closing Date (for which a Shareholder is liable) shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which Global Capacity holds a beneficial interest shall be deemed to terminate at such time), except that the amount of any such Taxes that are imposed on a periodic basis and are not based on or measured by income or receipts shall be determined by reference to the percentage that the number of days in the portion of such period ending on the Closing Date bears to the total number of days in such period beginning after the Closing Date.

(c)  Capital Growth shall promptly cause the Surviving Corporation to prepare and provide to the Shareholders a package of Tax information materials, including, without limitation, schedules and work papers (the “Tax Package”) required by the Shareholders to enable the Shareholders to prepare and file all Tax Returns required to be prepared and filed by the Shareholders pursuant to Section 15.1(a). The Tax Package shall be completed in accordance with past practice, including past practice as to providing such information and as to the method of computation of separate taxable income or other relevant measure of income of Global Capacity. Capital Growth and the Surviving Corporation shall cause the Tax Package to be delivered to the Shareholders within 60 days after the Closing Date.

15.2  Contest Provisions.

(a)  Capital Growth shall promptly notify the Shareholders in writing upon receipt by Capital Growth, the Surviving Corporation or any of their respective Affiliates of notice of any pending or threatened federal, state, local or foreign Tax audits, examinations or assessments which might affect the Tax liabilities for which the Shareholders may be liable pursuant to Section 15.1 and Article XII.

(b)  The Shareholders shall have the right to represent Global Capacity’s interests in any Tax audit or administrative or court proceeding relating to taxable periods ending on or before the Closing Date, and to employ counsel of their choice at their expense; provided, however, that the Shareholders shall have no right to represent Global Capacity’s interests in any Tax audit or administrative or court proceeding unless the Shareholders shall have first notified Capital Growth in writing of their intention to do so and shall have agreed with Capital Growth in writing that, as between Capital Growth and the Shareholders, the Shareholders shall be liable for any Taxes that result from such audit or proceeding. The Surviving Corporation and its representatives shall have the right to fully participate at their expense in any such audit or proceeding and to consent to any settlement which affects a Tax period or Straddle Period ending after the Closing Date. Notwithstanding the foregoing, the Shareholders shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which adversely affects the liability for Taxes of Capital Growth, Global Capacity or any Affiliate thereof for any period after the Closing Date to any extent (including, but not limited to, the imposition of income Tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards) without the prior written consent of Capital Growth, which consent may be withheld in the sole discretion of Capital Growth.

15.3  Assistance and Cooperation. After the Closing Date, each of the Shareholders and Capital Growth shall (and cause their respective Affiliates to):

(a)  assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with Section 15.1;

(b)  cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of Global Capacity;

(c)  make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of Global Capacity;

(d)  provide timely notice to the other in writing of any pending or threatened Tax audits or assessments of Global Capacity for taxable periods for which the other may have a liability under this Article XV;

(e)  furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period;

(f)  timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Taxes relating to sales, transfer and similar Taxes;

(g)  timely provide to the other powers of attorney or similar authorizations necessary to carry out the purposes of this Article XV;

(h)  retain all books and records with respect to Tax matters pertinent to Global Capacity relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the other party, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority; and

(i)  give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, allow the other party to take possession of such books and records or obtain copies of same.

15.4  S Corporation. Global Capacity shall revoke its election to be taxed as an S Corporation within the meaning of Code Sections 1361 and 1362.

ARTICLE XVI

MISCELLANEOUS

16.1  Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving Party’s address set forth below or to such other address as a Party may designate by notice hereunder, and shall be either (a) delivered by hand, (b) made by facsimile transmission, (c) sent by recognized overnight courier, or (d) sent by certified mail, return receipt requested, postage prepaid.

If to Capital Growth or the Global Capacity Mergeco to:

Capital Growth Systems, Inc.
50 East Commerce Drive, Suite A
Schaumburg, Illinois 60173
	Attn:	Thomas G. Hudson
Chief Executive Officer

With a copy to:	Shefsky & Froelich Ltd.
111 E. Wacker Drive, Suite 2800
Chicago, Illinois 60601
	Attn:	Mitchell D. Goldsmith
	Fax:	(312) 275-7569
	Email:	mgoldsmith@shefskylaw.com

If to Shareholders or Global Capacity:

Global Capacity Group, Inc.
John Abraham
David P. Walsh
730 N. Post Oak Road Suite 400
Houston, Texas 77024

With a copy to:	Richie & Gueringer, P.C.
100 Congress Avenue, Suite 1750
Austin, Texas 78701
	Attn:	Sheldon E. Richie
	Fax:	(512) 236-9230
	Email:	drichie@rg-austin.com

All notices, requests, consents and other communications hereunder shall be deemed to have been delivered (1) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (2) if sent by facsimile transmission, at the time receipt has been acknowledged by electronic confirmation or otherwise, (3) if sent by overnight courier, on the next Business Day following the day such notice is delivered to the courier service, or (4) if sent by certified mail, on the fifth (5th) Business Day following the day such mailing is made.

16.2  Entire Agreement. This Agreement and the other Documents embody the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

16.3  Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

16.4  Assignment. Neither this Agreement, nor any right hereunder, may be assigned by any of the Parties without the prior written consent of the other Parties.

16.5  Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all Parties hereto.

16.6  Waivers. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the Party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent. No failure or delay by a Party in exercising any right, power or remedy under this Agreement, and no course of dealing between the Parties hereto, shall operate as a waiver of any such right, power or remedy of the Party. No single or partial exercise of any right, power or remedy under this Agreement by a Party, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such Party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a Party shall not constitute a waiver of the right of such Party to pursue other available remedies. No notice to or demand on a Party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

16.7  No Third Party Beneficiary. Except as otherwise provided herein, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the Parties and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement. Notwithstanding the foregoing, the indemnified entities and persons referred to in Article XII are expressly acknowledged to be third party beneficiaries of this Agreement.

16.8  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

16.9  Publicity. Neither Global Capacity, nor any Shareholders shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of Capital Growth, except as may be required by Law. Neither Capital Growth nor the Surviving Corporation shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of Global Capacity or the Shareholders, except pursuant to the advice of Capital Growth’s securities law counsel. Capital Growth and Global Capacity shall cooperate in regard to the timing and contents of any press release or public announcement which Capital Growth and Global Capacity shall decide to make.

16.10  Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the Law of the State of Delaware without giving effect to the conflict of law principles thereof.

16.11  Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, either manually or via facsimile transmission of signatures, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

16.12  Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

16.13  Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred. All costs and expenses of the Shareholders in connection with the Transactions for periods from and after August 31, 2006 shall be borne by the Shareholders and not Global Capacity and if paid by Global Capacity, shall be a reduction to the Merger Consideration. The costs and expenses of the Shareholders that relate to periods prior to August 31, 2006 (including unpaid attorney fees of approximately $7,500) may be paid by the Company without adjustment to the Merger Consideration.

16.14  Further Assurances. At any time and from time to time after the Closing Date each Party shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation as may be reasonably requested in order to more effectively carry forth the terms and conditions of this Agreement and the Documents.

16.15  Waiver of Jury Trial. All parties hereby agree, consent and waive any and all right to a trial by jury in any action to construe or enforce this Agreement or any of the rights, duties and obligations hereunder.

16.16  Incorporation by Reference. Each Exhibit and Schedule to this Agreement is hereby incorporated into this Agreement by reference thereto, with the same legally binding force and effect as if such Exhibit or Schedule were fully set forth herein. any disclosure made in this Agreement or in any Schedule or any document attached to any Schedule shall be deemed to be a disclosure for all Schedules. If the Schedules and Exhibits have not been completed prior to the Closing Date, the parties shall complete such schedules within five (5) business days after the date hereof. The Schedules shall not reveal any materially adverse conditions not otherwise disclosed in the Financial Statements.

16.17  Attorney’s Fees and Expenses. In the event that any party seeks to enforce rights, duties or obligations hereunder or to construe any term of this Agreement, the prevailing party shall be awarded its reasonable attorney’s fees and all costs and expenses incurred in the prosecution or defense in addition to all other rights to which they are entitled, at law or in equity.

16.18  Venue. The parties agree that any action to enforce or construe this Agreement shall be brought in Delaware and that Delaware is the most convenient forum for such action.

16.19  Review of Schedules. This Agreement has been executed by the Parties prior to the completion of their review of the schedules provided by each other. Each Party retains the right, through October 13, 2006, to review and comment upon the schedules and to request, in good faith, reasonable accommodations for matters raised by this schedule review. If no schedule related issues are raised by the Parties prior to 5:00 p.m. on October 13, 2006, this right shall lapse. If the Parties are unable to agree to Schedule matters, the Option Deposit shall nonetheless remain fully earned and non-refundable.

[Remainder of Page Left Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

CAPITAL GROWTH SYSTEMS, INC.

By: /s/ Lee Wiskowski
Name: Lee Wiskowski
Title: Executive VP; Director

GLOBAL CAPACITY MERGER SUB, INC.

By: /s/ Lee Wiskowski
Name: Lee Wiskowski
Title: Vice President

GLOBAL CAPACITY GROUP, INC.

By: /s/ David P. Walsh
Name: David P. Walsh
Title: President

/s/ John Abraham
John Abraham

/s/ John Abraham
John Abraham

JOINDER

The undersigned, being the spouses of the Shareholders, hereby join in the execution of this Agreement for purposes of consenting to the transactions hereunder to the extent such consent is required by any community property laws.

/s/ Wendy S. Walsh
Wendy S. Walsh

/s/ Julie Abraham
Julie Abraham